Exhibit 4.06

AMENDED AND RESTATED

DECLARATION OF TRUST

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

Dated as of May 17, 2007

i

ARTICLE VIII

DISSOLUTION AND LIQUIDATION OF THE TRUST

SECTION 8.1.	Dissolution and Termination of Trust.	53
SECTION 8.2.	Liquidation Distribution Upon Dissolution and Termination of the Trust.	53

ARTICLE IX

LIMITATION OF LIABILITY OF
HOLDERS OF TRUST SECURITIES, TRUSTEES OR OTHERS

SECTION 9.1.	Liability.	55
SECTION 9.2.	Exculpation.	55
SECTION 9.3.	Fiduciary Duty.	56
SECTION 9.4.	Indemnification.	57
SECTION 9.5.	Outside Businesses.	59

ARTICLE X

ACCOUNTING AND TAX MATTERS

SECTION 10.1.	Fiscal Year.	60
SECTION 10.2.	Certain Accounting Matters; Returns and Information.	60
SECTION 10.3.	Banking.	60
SECTION 10.4.	Withholding.	61
SECTION 10.5.	Treatment as Grantor Trust for Federal Income Tax Purposes.	61

ARTICLE XI

AMENDMENTS AND MEETINGS

SECTION 11.1.	Amendments of this Declaration of Trust.	62
SECTION 11.2.	Meetings of the Holders of Trust Securities; Action by Written Consent.	64

ARTICLE XII

REPRESENTATIONS OF PROPERTY TRUSTEE
AND DELAWARE TRUSTEE

SECTION 12.1.	Representations and Warranties of Property Trustee.	66
SECTION 12.2.	Representations and Warranties of Delaware Trustee.	67

ARTICLE XIII

REMARKETING AND RESET RATE MECHANICS

SECTION 13.1.	Obligation to Conduct Remarketing and Related Requirements	68
SECTION 13.2.	Company Decisions in Connection with Remarketing.	68
SECTION 13.3.	Reset of Interest Rate on Debentures in Connection with Remarketings and Related Changes in Terms.	69
SECTION 13.4.	Early Remarketing.	71
SECTION 13.5.	Remarketing Procedures.	71

ARTICLE XIV

OTHER MCAPS RELATED PROVISIONS

SECTION 14.1.	Agreed Tax Treatment.	74

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.	Notices.	75
SECTION 15.2.	Governing Law.	76
SECTION 15.3.	Headings.	76
SECTION 15.4.	Successors and Assigns.	76
SECTION 15.5.	Partial Enforceability.	76
SECTION 15.6.	Counterparts.	76

EXHIBIT A-1	Form of Global Trust Preferred Security Certificate
EXHIBIT A-2	Form of Trust Preferred Security
EXHIBIT A-2	Form of Trust Common Security Certificate

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Declaration of Trust

310(a)	6.3(a)
310(b)	6.3(c)
310(c)	Inapplicable
311(a)	2.2(b)
311(b)	2.2(b)
311(c)	Inapplicable
312(a)	2.2(a)
312(b)	2.2(b)
313	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(f)	Inapplicable
315(a)	3.9(b)
315(c)	3.9(a)
315(d)	3.9(a)
316(a)	2.6(a)
316(c)	3.6(e)

*                                         This Cross-Reference Table does not constitute part of the Declaration of Trust and shall not affect the interpretation of any of its terms or provisions.

v

AMENDED AND RESTATED DECLARATION OF TRUST
OF
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

May 17, 2007

AMENDED AND RESTATED DECLARATION OF TRUST (the “Declaration of Trust”) dated and effective as of May 17, 2007 by and among Lehman Brothers Holdings Inc., a Delaware corporation, as Sponsor, and Barrett S. DiPaolo, James Killerlane and Andrew Yeung, as the Regular Trustees, U.S. Bank National Association, as the Property Trustee and U.S. Bank Trust National Association, as the Delaware Trustee, not in their individual capacities but solely as Trustees, and by the Holders, from time to time, of undivided beneficial ownership interests in the Trust to be issued pursuant to this Declaration of Trust.

WHEREAS, certain initial trustees of the Trust and the Sponsor have heretofore duly declared and established Lehman Brothers Holdings Capital Trust VIII (the “Trust”) pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by entering into that certain Declaration of Trust, dated November 23, 2004 (the “Original Declaration of Trust”), and by the execution and filing with the Secretary of State of the State of Delaware the Certificate of Trust, filed on December 8, 2004 (the “Certificate of Trust”); and

WHEREAS, the sole purpose of the Trust shall be to issue certain securities representing undivided beneficial ownership interests in the assets of the Trust, in exchange for the Debentures issued by the Sponsor and to engage in only those activities necessary or incidental thereto; and

WHEREAS, the parties hereto, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees hereby declare that all assets contributed to the Trust be held in trust for the benefit of the Holders, from time to time, of the Securities representing undivided beneficial ownership interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

ARTICLE I

INTERPRETATION AND DEFINITIONS

SECTION 1.1.                                                                   Interpretation and Definitions.

Unless the context otherwise requires:

(a)           capitalized terms used in this Declaration of Trust but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)           all references to “the Declaration of Trust” or “this Declaration of Trust” are to this Amended and Restated Declaration of Trust as modified, supplemented or amended from time to time;

(c)           all references in this Declaration of Trust to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration of Trust unless otherwise specified;

(d)           unless otherwise defined in this Declaration of Trust, a term defined in the Trust Indenture Act has the same meaning when used in this Declaration of Trust;

(e)           a reference to the singular includes the plural and vice versa; and

“10% in Liquidation Amount” means, except as provided by the Trust Indenture Act, Holder(s) of outstanding Trust Securities, voting together as a single class, or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders of outstanding Trust Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount of all outstanding Trust Securities of the relevant class (excluding any Trust Preferred Securities held by the Company or any of its Affiliates).

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authorized Officer” of a Person means any Person that is authorized to bind such Person.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions generally in The City of New York are authorized or required by law, regulation or executive order to close.

“Certificate” means a Trust Common Security Certificate or a Trust Preferred Security Certificate.

“Clearstream Banking” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” means the date on which the Normal MCAPS are issued and sold.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

“Commission” means the Securities and Exchange Commission.

“Company” means Lehman Brothers Holdings Inc., a Delaware corporation, and any of its successors.

“Company Indemnified Person” means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any Affiliate thereof; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or any of its Affiliates.

“Collateral Account” has the meaning set forth in the Collateral Agreement.

“Collateral Agent” means The Bank of New York, as Collateral Agent under the Collateral Agreement until a successor Collateral Agent shall have been appointed and qualified pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

“Collateral Agreement” means the Collateral Agreement, dated as of the date hereof, among the Sponsor, the Collateral Agent, the Securities Intermediary, and U.S. Bank National Association, as Stock Purchase Contract Agent and attorney-in-fact for the Holders (as defined in the Stock Purchase Contract Agreement) of the Stock Purchase Contracts, as amended from time to time.

“Corporate Trust Office” means the principal corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, Mail Station EX-NY-WALL, New York, New York 10005.

“Covered Person” means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) any of the Trust’s Affiliates and (b) any Holder of Trust Securities.

“Creditor” has the meaning set forth in Section 4.2(c) hereof.

“Debenture Issuer” means Lehman Brothers Holdings Inc., in its capacity as issuer of the Debentures under the Indenture.

“Debentures” means the $500,001,000 initial aggregate principal amount of the Company’s Floating Rate Remarketable Junior Subordinated Debentures due 2043 issued pursuant to the Indenture.

“Declaration of Trust” means this Amended and Restated Declaration of Trust, as it may be amended, modified or supplemented from time to time.

“Delaware Trustee” has the meaning set forth in Section 6.2 hereof.

“Depositary” means, with respect to Trust Securities issuable in whole or in part in the form of one or more Global Certificates, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Trust Securities.

“Determination Date” means the 20th business day prior to the last day of each fiscal quarter.

“Direct Action” has the meaning set forth in Section 3.8(e) hereof.

“DTC” means The Depository Trust Company, the initial Depositary.

“Early Remarketing” has the meaning set forth in Section 13.4 hereof.

“Early Remarketing Event” shall occur if on any Determination Date, both of the following conditions exist:

(i) the Trailing Two Quarters Consolidated Net Income Amount is zero or a negative amount for the two-fiscal quarter period ending on the last day of the Sponsor’s fiscal quarter that is two fiscal quarters prior to the most recently completed fiscal quarter before that Determination Date; and

(ii) the Tangible Common Stockholders’ Equity Amount as of the end of the Sponsor’s most recently completed fiscal quarter before that Determination Date and as of the end of the Company’s fiscal quarter that is two quarters before the Company’s most recently completed quarter before that Determination Date has declined in each case by 10% or more as compared to the Tangible Common Stockholders’ Equity Amount at the end of the Company’s fiscal quarter ending six quarters prior to the Company’s most recently completed fiscal quarter before that Determination Date.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

“Failed Remarketing” means a Final Remarketing that is not Successful.

“Final Remarketing” means (i) a Remarketing for a settlement date on May 31, 2013 (or if such day is not a Business Day, the immediately succeeding Business Day) or (ii) in the case of an Early Remarketing, the fifth scheduled Remarketing.

“Fiduciary Indemnified Person” has the meaning set forth in Section 9.4(b) hereof.

“Fixed Rate Reset Cap”, as of any Remarketing Settlement Date, means the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Debentures may be redeemed at the option of the Company in the event of a Successful Remarketing, plus 3.50%, per annum.

“Floating Rate Reset Cap” means 3.00%, per annum.

 “Fiscal Year” has the meaning set forth in Section 10.1 hereof.

“Global Certificate” means a fully registered, global certificate representing Trust Preferred Securities.

“Global Certificate Legend” means the legend set forth in Section 7.12 hereof, which is required to be placed on all Global Certificates issued under this Declaration of Trust.

“Guarantee” means the Guarantee Agreement dated as of May 17, 2007 entered into by the Company, as Guarantor, for the benefit of the Holders of the Trust Securities.

“Holder” means a Person in whose name a Certificate representing a Trust Security is registered in the books and records of the Trust, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

“Indemnified Person” means a Company Indemnified Person or a Fiduciary Indemnified Person.

“Indenture” means the Base Indenture, dated as of February 1, 1996, between the Company and JPMorgan Chase Bank, N.A., as trustee, as supplemented by the First Supplemental Indenture, dated as of February 1, 1996, and the Supplemental Indenture, as further amended or supplemented from time to time.

“Indenture Event of Default” means any event of default under the Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Certificate through a Participant.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“Legal Action” has the meaning set forth in Section 3.6(h) hereof.

“Liquidation” has the meaning set forth in Section 8.2 hereof.

“List of Holders” has the meaning set forth in Section 2.2(a) hereof.

“London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

 “Majority in Liquidation Amount” means, except as provided by the Trust Indenture Act, Holder(s) of outstanding Trust Securities, voting together as a single class, or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders of outstanding Trust Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding Trust Securities of the relevant class (excluding any Trust Preferred Securities held by the Company or any of its Affiliates).

“New York Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

“Normal MCAPS” means the collective rights and obligations of a Holder of a Normal MCAPS Certificate in respect of one Trust Preferred Security subject to the Pledge thereof, and the related Stock Purchase Contract.

“Normal MCAPS Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal MCAPS specified on such certificate.

 “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided herein shall include:

(a)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers’ Certificate;

(b)           a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with;

(c)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto; and

(d)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with;

provided that the term “Officers’ Certificate”, when used with reference to Regular Trustees who are natural persons, shall mean a certificate signed by two of the Regular Trustees that otherwise satisfies the foregoing requirements.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Security Registrar.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream)

“Paying Agent” has the meaning set forth in Section 3.8(g) hereof.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Property Account” has the meaning set forth in Section 3.8(c)(i) hereof.

“Property Trustee” means the Trustee meeting the eligibility requirements set forth in Section 6.3 hereof.

“Pro Rata” means, pro rata to each Holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Trust Securities outstanding.

“Redemption Notice” has the meaning set forth in Section 7.4(a) hereof.

“Redemption Price” means such amount as each Trust Security would receive if all the assets then held by the Trust were paid in full in cash in accordance with their terms and the Trust were liquidated in accordance with its terms.

“Regular Trustee” means any Trustee other than the Property Trustee or the Delaware Trustee.

“Remarketing” means a remarketing of Trust Preferred Securities pursuant to Article XIII hereof and the related Remarketing Agreement.

“Remarketing Agent” means, as to a Remarketing and Remarketing Agreement, the remarketing agent and any successor or replacement remarketing agent appointed by the Sponsor.

 “Remarketing Agreement” means the remarketing agreement to be entered into prior to the first Remarketing among the Sponsor, the Trust (acting through the Property Trustee) and the Remarketing Agent, as amended or supplemented from time to time pursuant with respect to such Remarketing of Trust Preferred Securities.

“Remarketing Date” means, as to a Remarketing Settlement Date, the third business day immediately preceding such Remarketing Settlement Date.

“Remarketing Fee” means, as to a Remarketing, the fee payable to the Remarketing Agent provided for in the Remarketing Agreement.

 “Remarketing Period” means the five Business Day Period beginning on the seventh Business Day preceding each of May 31, 2012, August 31, 2012, November 30, 2012, February 28, 2013 and May 31, 2013 (or if any such day is not a Business Day, the preceding Business Day) until the settlement of a Successful Remarketing, or if an Early Remarketing Event shall have occurred, each of the periods determined in accordance with Section 13.4.

“Remarketing Settlement Date” means the May 31, August 31, November 30 or February 28 immediately following a Successful Remarketing (or if any such day is not a Business Day, the preceding Business Day).

“Reset Date” means the first date that is a Remarketing Settlement Date or a Final Remarketing that is not Successful.

 “Reset Rate” means, if the Debentures are remarketed as fixed rate notes, the rate of interest on the Debentures, if any, set in a Remarketing, as set forth in Section 2 of the Supplemental Indenture.

“Reset Spread” means, if the Debentures are remarked as floating rate notes, the spread, if any, set in a Remarketing, as set forth in Section 2 of the Supplemental Indenture.

“Responsible Officer” means, with respect to the Property Trustee, any officer with direct responsibility for the administration of the Trust, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means The Bank of New York, and any successor thereto as securities intermediary under the Collateral Agreement.

“Security Register” has the meaning set forth in Section 7.7(a) hereof.

“Security Registrar” has the meaning set forth in Section 7.7(c) hereof.

“Separate Trust Preferred Securities” means Trust Preferred Securities that are no longer a component of Normal MCAPS.

“Special Event” has the meaning set forth in the Indenture.

“Sponsor” means the Company or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

“Stock Purchase Contract” has the meaning set forth in the Stock Purchase Contract Agreement.

“Stock Purchase Contract Agent” means U.S. Bank National Association, and any successor thereto as stock purchase contract agent under the Stock Purchase Contract Agreement.

“Stock Purchase Contract Agreement” means the Stock Purchase Contract Agreement, dated as of the date hereof, between the Sponsor and the Stock Purchase Contract Agent.

“Stock Purchase Date” has the meaning set forth in the Stock Purchase Contract Agreement.

“Successful” means, as to a Remarketing, that the Remarketing is conducted in accordance with Article XIII and the Remarketing Agent finds buyers for all Trust Preferred Securities offered in the Remarketing by 4:00 PM, New York City time, on the Remarketing Date.

“Successor Delaware Trustee” has the meaning set forth in Section 6.7(c) hereof.

“Successor Entity” has the meaning set forth in Section 3.15(b)(i) hereof.

“Successor Property Trustee” has the meaning set forth in Section 6.7(b) hereof.

“Successor Trust Preferred Securities” has the meaning set forth in Section 3.15(b)(i)(B) hereof.

“Super Majority” has the meaning set forth in Section 2.6(a)(ii) hereof.

“Supplemental Indenture” means the Twelfth Supplemental Indenture, dated as of May 17, 2007, between Lehman Brothers Holdings Inc. and U.S. Bank National Association, to the Indenture, as further amended or supplemented from time to time with respect to the Debentures.

“Tangible Common Stockholders’ Equity Amount” means, as of any quarter end and subject to the adjustments below, the Sponsor’s common stockholders’ equity minus identifiable intangible assets and goodwill, in each case as reflected on the company’s consolidated GAAP balance sheets as of such quarter end.

All financial terms in the preceding paragraph and in the definition of “Trailing Two Quarters Consolidated Net Income Amount” below shall be determined in accordance with GAAP as applied to and reflected in the Company’s consolidated financial statements as of the relevant dates, except (i) that the Company’s common stockholders’ equity and consolidated net income at any date and for any period shall be adjusted to exclude extraordinary items, unusual items and infrequently occurring items as defined in Accounting Principles Bulletin 30, goodwill impairment as defined in Financial Accounting Standards Board Statements of Financial Accounting Standards No. 142 and amounts relating to discontinued operations as defined in Financial Accounting Standards Board Statements of Financial Accounting Standards No. 144 or, in ech case, in any successor accounting bulletins or statements and (ii) as provided in the next sentence. If because of a change in GAAP that results in a cumulative effect of a change in accounting principle or a restatement, either (i) the Company’s consolidated net income is higher or lower than it would have been absent such change, then, for purposes of calculating the calculations described in “Early Remarketing Event,” commencing with the fiscal quarter for which such changes in GAAP becomes effective, such consolidated net income shall be calculated on a pro forma basis as if such changes had not occurred; or (ii) the Tangible Common Stockholders’ Equity Amount as of a fiscal quarter end is higher or lower than it would have been absent such change, then, for purposes of the calculations described in the preceding paragraph, the Tangible Common Stockholders’ Equity Amount shall be calculated on a pro forma basis as if such change had not occurred.

“Trailing Two Quarters Consolidated Net Income Amount” means, as of the last day of any fiscal quarter, the sum of the Sponsor’s consolidated net income for the two fiscal quarters ending as of the last day of such fiscal quarter.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust” has the meaning set forth in the recitals hereto.

“Trust Common Security” has the meaning set forth in Section 7.1(a)(ii) hereof.

“Trust Common Security Certificate” means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit A-2 hereto.

“Trust Enforcement Event” means (i) a default by the Company in respect of any of its obligations under the Guarantee or (ii) an Indenture Event of Default.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Trust Preferred Security” has the meaning set forth in Section 7.1(a)(i) hereof.

“Trust Preferred Security Certificate” means a certificate in fully registered form representing a Trust Preferred Security substantially in the form of Exhibit A-1 hereto.

“Trust Securities” has the meaning set forth in Section 7.1(a)(ii) hereof.

“Trustee” or “Trustees” means each Person who has signed this Declaration of Trust as a trustee, so long as such Person shall continue as a trustee in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Underwriters” means the underwriters named in Schedule II to the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement by and among the Sponsor, the Trust and Lehman Brothers Inc. as representative of the Underwriters, dated as of May 8, 2007.

ARTICLE II

TRUST INDENTURE ACT

SECTION 2.1.                                                                   Trust Indenture Act; Application.

(a)           This Declaration of Trust is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration of Trust and shall, to the extent applicable, be governed by such provisions.

(b)           The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

(c)           If and to the extent that any provision of this Declaration of Trust conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

(d)           The application of the Trust Indenture Act to this Declaration shall not affect the Trust’s classification as a grantor trust for United States federal income tax purposes.

SECTION 2.2.                                                                   Lists of Holders of Trust Securities.

(a)           Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i), except while the Trust Preferred Securities are represented by one or more Global Certificates, at least five Business Days prior to the date for payment of distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Trust Securities (“List of Holders”) as of the record date relating to the payment of such distributions and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Property Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Property Trustee; provided that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity); provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)           The Property Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.                                                                   Reports by the Property Trustee.

Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Trust Preferred Securities), the Property Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313 of the Trust

Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.                                                                   Periodic Reports to Property Trustee.

Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5.                                                                   Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration of Trust that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) (1) may be given in the form of an Officers’ Certificate.

SECTION 2.6.                                                                   Trust Enforcement Events; Waiver.

(a)           The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Trust Enforcement Event in respect of the Trust Preferred Securities and its consequences, provided that, if the underlying Indenture Event of Default:

(i)            is not waivable under the Indenture, the Trust Enforcement Event under the Declaration shall also not be waivable; or

(ii)           requires the consent or vote of the Holders of greater than a simple majority in principal amount of the Debentures (a “Super Majority”) to be waived under the Indenture, the related Trust Enforcement Event under the Declaration may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Trust Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration of Trust and the Trust Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration of Trust, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of Trust Enforcement Events with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Trust Common Securities of any such Trust Enforcement Event with respect to the Trust Common Securities for all purposes of this Declaration of Trust without any further act, vote, or consent of the Holders of the Trust Common Securities.

(b)           The Holders of a Majority in Liquidation Amount of the Trust Common Securities may, by vote or written consent, on behalf of the Holders of all of the Trust Common Securities, waive any past Trust Enforcement Event in respect of the Trust Common Securities and its consequences, provided that, if the underlying Indenture Event of Default:

(i)            is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Trust Enforcement Event under the Declaration as provided below in this Section 2.6(b), the Trust Enforcement Event under the Declaration shall also not be waivable; or

(ii)           requires the consent or vote of a Super Majority to be waived under the Indenture, except where the Holders of the Trust Common Securities are deemed to have waived such Trust Enforcement Event under the Declaration as provided below in this Section 2.6(b), the Trust Enforcement Event under the Declaration may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Trust Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Trust Common Securities shall be deemed to have waived any such Trust Enforcement Event and all Trust Enforcement Events with respect to the Trust Common Securities and its consequences until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Trust Enforcement Events have been so cured, waived or otherwise eliminated, the Property Trustee shall be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities shall have the right to direct the Property Trustee in accordance with the terms of the Trust Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a) (1) (A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration of Trust and the Trust Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Trust Enforcement Event with respect to the Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration of Trust, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Common Securities or impair any right consequent thereon.

(c)           A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding Trust Enforcement Event with respect to the Trust Preferred Securities under this Declaration of Trust. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration of Trust and the Trust Securities, as permitted by the Trust Indenture Act.

SECTION 2.7.                                                                   Trust Enforcement Event; Notice.

(a)           The Property Trustee shall, within 90 days after the occurrence of a Trust Enforcement Event, transmit by mail, first class postage prepaid, to the Holders of the Trust Securities, notices of all defaults with respect to the Trust Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 2.7 being hereby defined to be defaults as defined in the Guarantee or any Indenture Event of Default, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that except for a default in the payment of principal of (or premium, if any) or interest on the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities.

(b)           The Property Trustee shall not be deemed to have knowledge of any default except:

(i)            a default under Section 501(1) of the Indenture; or

(ii)           any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of this Declaration of Trust shall have actual knowledge.

ARTICLE III

ORGANIZATION

SECTION 3.1.                                                                   Name.

The Trust is named “Lehman Brothers Holdings Capital Trust VIII,” as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Trust Securities, the Property Trustee and the Delaware Trustee. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2.                                                                   Office.

The address of the principal office of the Trust is c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY 10019. On ten Business Days written notice to the Holders of Trust Securities, the Property Trustee, the Delaware Trustee and the Regular Trustees may designate another principal office.

SECTION 3.3.                                                                   Purpose.

The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities in exchange for the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

By the acceptance of this Trust, the Trustees, the Sponsor, the Holders of the Trust Preferred Securities and Trust Common Securities agree to treat the Trust as a grantor trust for United States federal income tax purposes and not to take any position that is contrary to such classification.

SECTION 3.4.                                                                   Authority.

(a)           Subject to the limitations provided in this Declaration of Trust and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration of Trust.

(b)           Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

(c)           Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6(b); provided that the registration statements referred to in Section 3.6(b)(iii), including any amendments thereto, shall be signed by or on behalf of a majority of the Regular Trustees; and

(d)           A Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6; provided that such natural person is a U.S. Person.

SECTION 3.5.                                                                   Title to Property of the Trust.

Except as provided in Section 3.8 with respect to the Property Account or as otherwise provided in this Declaration of Trust, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust.

SECTION 3.6.                                                                   Powers and Duties of the Regular Trustees.

The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

(a)           to establish the terms and form of the Trust Preferred Securities and the Trust Common Securities in the manner specified in Section 7.1(a) and issue and sell the Trust Preferred Securities and the Trust Common Securities in accordance with this Declaration of Trust; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities; provided, further, that there shall be no interests in the Trust other than the Trust Securities, and the issuance of Trust Securities shall be limited to a one-time, simultaneous issuance of both Trust Preferred Securities and Trust Common Securities on the Closing Date;

(b)           in connection with the issue and sale of the Trust Preferred Securities, at the direction of the Sponsor, to:

(i)            execute and file an application, prepared by the Sponsor, to The New York Stock Exchange or any other national stock exchange or the NASDAQ Stock Market for listing of any Trust Preferred Securities, the Guarantee and the Debentures;

(ii)           issue the Trust Preferred Securities in exchange for the Debentures and to take any action as may be necessary or desirable in connection with the consummation of the Underwriting Agreement and the Remarketing Agreement;

(iii)          cause the Trust to execute, deliver and perform its obligations under Remarketing Agreements entered into pursuant to Article XIII and, except as otherwise expressly provided in Article XIII, causing the Trust to take such actions with respect to Remarketings as are provided for in Article XIII or as may be necessary or, as determined by the Regular Trustees, useful in connection with Remarketings;

(iv)          execute and file with the Commission a registration statement on Form S-3 or Form S-4, as applicable, or any amendment or supplement thereto prepared by the Sponsor, pertaining to the Trust Preferred Securities and the Guarantee including any amendments thereto;

(v)           execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any state in which the Sponsor has determined to qualify or register such Trust Preferred Securities for sale; and

(vi)          execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Trust Preferred Securities and the Guarantee under Section 12(b) of the Exchange Act;

(c)           to acquire the Debentures with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Preferred Securities and the Holders of Trust Common Securities;

(d)           to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any action in relation to a Special Event;

(e)           to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Preferred Securities and Holders of Trust Common Securities as to such actions and applicable record dates;

(f)            to give prompt written notice to the Holders of the Trust Securities of any notice received from the Company of its election to defer payments of interests on the Debentures by extending the interest payment period under the Debentures as authorized by the Indenture;

(g)           to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities or this Declaration of Trust;

(h)           to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 3.8(h), the Property Trustee has the exclusive power to bring such Legal Action;

(i)            subject to Section 6.11, to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services; provided that such delegates are U.S. Persons and conduct only those services that the Regular Trustees have authority to conduct directly;

(j)            to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

(k)           to give the certificate required by Section 314(a) (4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

(l)            to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(m)          to act as, or appoint another Person to act as, registrar and transfer agent for the Trust Securities;

(n)           to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

(o)           to take any action, not inconsistent with this Declaration of Trust or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the purposes and functions of the Trust as set out in Section 3.3 or the activities of the Trust as set out in this Section 3.6, including, but not limited to

(i)            causing the Trust not to be deemed to be an investment company required to be registered under the Investment Company Act;

(ii)           causing the Trust to be classified as a grantor trust for United States federal income tax purposes; and

(iii)          cooperating with the Sponsor as the issuer of the Debentures to ensure that the Debentures will be treated as indebtedness of the Sponsor for United States federal income tax purposes;

(p)           to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

(q)           to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

Any expenses incurred by the Regular Trustees pursuant to this Section 3.6 shall be reimbursed by the Sponsor pursuant to Article IV hereof.

SECTION 3.7.                                                                   Prohibition of Actions by the Trust and the Trustees.

(a)           The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration of Trust. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

(i)            invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Declaration of Trust and of the Trust Securities;

(ii)           acquire any assets other than as expressly provided herein;

(iii)          possess Trust property for other than a purpose stated in Section 3.3 of this Declaration of Trust;

(iv)          make any loans or incur any indebtedness or acquire any securities other than the Debentures;

(v)           possess any power or otherwise act in such a way as to vary the Trust assets;

(vi)          possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever, except to the extent expressly authorized in this Declaration of Trust or by the terms of the Trust Securities;

(vii)         issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;

(viii)        other than as provided in this Declaration or by the terms of the Trust Securities, (A) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that the Trust will be deemed an Investment Company required to be registered under the Investment Company Act, or the Trust will be classified as other than a grantor trust for United States federal income tax purposes;

(ix)           take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes; or

(x)            revoke any action authorized or approved by vote of the Holders of the Trust Preferred Securities;

(xi)           other than in connection with the liquidation of the Trust pursuant to a Special Event or upon redemption of all the Trust Securities, file a certificate of cancellation of the Trust.

SECTION 3.8.                                                                   Powers and Duties of the Property Trustee.

(a)           The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Trust Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 6.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

(b)           The Property Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

(c)           The Property Trustee shall:

(i)            establish and maintain a segregated non-interest bearing trust account (the “Property Account”) in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Trust Securities and, upon the receipt of payments of funds from the Company on the Debentures or the Guarantee, deposit such funds into the Property Account and make payments to the Holders of the Trust Preferred Securities and Holders of the Trust Common Securities from the Property Account in accordance with Sections 7.3 and 8.2. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Declaration of Trust. The Property Account shall be an account that is maintained with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority, and the rating on whose long term unsecured indebtedness is at least equal to the rating assigned to the Trust Preferred Securities by a “nationally recognized statistical rating organization”, within the meaning of Rule 436(g)(2) under the Securities Act; and

(ii)           engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Securities to the extent the Debentures are redeemed or mature; and

(iii)          upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Trust Securities, engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Trust Securities upon the occurrence of a Special Event in accordance with the provisions.

(d)           The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration of Trust and the Trust Securities.

(e)           The Property Trustee shall take any Legal Action which arises out of or in connection with a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee’s duties and obligations under this Declaration or the Trust Indenture Act.

(f)            The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a Holder of Debentures and, if a Trust Enforcement Event occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Trust Securities, enforce its rights as Holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Trust Securities, including requiring the delivery of a Payment Notice to the Company upon written direction of Holders of a Majority in Liquidation Amount of the outstanding Trust Securities.

(g)           Subject to Section 7.8(a), the Property Trustee may authorize one or more Persons (each, a “Paying Agent”) to pay distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Trust Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

(h)           The Property Trustee shall continue to serve as a Trustee until either:

(i)            the Trust has been completely liquidated and the assets of the Trust available for distribution have been distributed to the Holders of Trust Securities pursuant to the terms of this Declaration of Trust or the Trust Securities; or

(ii)           a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.7.

(i)            Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9.                                                                   Certain Duties and Responsibilities of the Property Trustee.

(a)           The Property Trustee, before the occurrence of any Trust Enforcement Event and after the curing or waiver of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration of Trust and no implied covenants shall be read into this Declaration of Trust against the Property Trustee. In case a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration of Trust, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           No provision of this Declaration of Trust shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of a Trust Enforcement Event and after the curing or waiving of all such Trust Enforcement Events that may have occurred:

(A)          the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration of Trust and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration of Trust, and no implied covenants or obligations shall be read into this Declaration of Trust against the Property Trustee; and

(B)           in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration of Trust; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration of Trust;

(ii)           the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration of Trust;

(iv)          no provision of this Declaration of Trust shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration of Trust or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

(v)           the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration of Trust and the Trust Indenture Act;

(vi)          the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii)         the Property Trustee shall not be liable for any interest in any money received by it except as it may otherwise agree with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

(viii)        the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration of Trust, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

SECTION 3.10.                                                             Certain Rights of Property Trustee.

(a)           Subject to the provisions of Section 3.9:

(i)            the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)           any direction or act of the Sponsor or the Regular Trustees acting on behalf of the Trust contemplated by this Declaration of Trust shall be sufficiently evidenced by an Officers’ Certificate;

(iii)          whenever in the administration of this Declaration of Trust, the Property Trustee shall deem it desirable that a matter be proved or established before taking,

suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

(iv)          the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

(v)           the Property Trustee may consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion and such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration of Trust from any court of competent jurisdiction;

(vi)          the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust at the request or direction of any Holder unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of a Trust Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Declaration of Trust;

(vii)         the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(viii)        the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that such agent, custodian, nominee or attorney is a U.S. person as defined in Section 7701(a)(30) of the Code;

(ix)           any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration of Trust, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;

(x)            whenever in the administration of this Declaration of Trust the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions;

(xi)           except as otherwise expressly provided by this Declaration of Trust, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration of Trust;

(xii)          the Property Trustee shall not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Declaration of Trust;

(xiii)         without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a bankruptcy, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;

(xiv)        the Property Trustee shall not be charged with knowledge of a Trust Enforcement Event unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee received written notice of such event from Holders holding more than a Majority in Liquidation Amount of the Trust Preferred Securities; and

(xv)         any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of such Securities, and the signature of the Property Trustee or one of its agent shall by itself be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration of Trust, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action.

(b)           No provision of this Declaration of Trust shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11.                                                             Delaware Trustee.

Notwithstanding any provision of this Declaration of Trust other than Section 6.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration of Trust. Except as set forth in Section 6.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder with respect to the Trust, the Delaware Trustee shall be entitled to all of the same rights as the Property Trustee listed in Section 3.9(b) and Section 3.10.

SECTION 3.12.                                                             Execution of Documents.

Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6; provided that the registration statement referred to in Section 3.6(b)(iii), including any amendments thereto, shall be signed by or on behalf of a majority of the Regular Trustees.

SECTION 3.13.                                                             Not Responsible for Recitals or Issuance of Trust Securities.

The recitals contained in this Declaration of Trust and the Trust Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust or the Trust Securities.

SECTION 3.14.                                                             Duration of Trust.

The Trust, unless terminated pursuant to the provisions of Article VIII hereof, shall have perpetual existence.

SECTION 3.15.                                                             Mergers.

(a)           The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).

(b)           The Trust may, at the request of the Sponsor and with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Delaware Trustee or the Property Trustee,

consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or leave its properties substantially as an entirety to a trust organized as such under the laws of any State of the United States; provided that:

(i)            if the Trust is not the survivor, such successor entity (the “Successor Entity”) either:

(A)          expressly assumes all of the obligations of the Trust under the Trust Securities; or

(B)           substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Trust Preferred Securities”) so long as the Successor Trust Preferred Securities rank the same as the Trust Preferred Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise;

(ii)           the Company expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

(iii)          such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Trust Preferred Securities) or the MCAPS to be downgraded by any “nationally recognized statistical rating organization” as defined by the Commission;

(iv)          such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Preferred Securities) in any material respect;

(v)           such Successor Entity has a purpose substantially identical to that of the Trust;

(vi)          prior to such merger, consolidation, amalgamation or replacement, conveyance, transfer or lease, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

(A)          such merger, consolidation, amalgamation, replacement conveyance, transfer or lease shall not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Preferred Securities) in any material respect (other than with respect to any dilution of the Holders’ interest in the new entity); and

(B)           following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust (or the Successor Entity) shall not be required to register as an investment company under the Investment Company Act; and

(C)           following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust (or the Successor Entity) shall not be classified as other than a grantor trust for United States federal income tax purposes.

(vii)         the Sponsor or any permitted successor or assignee owns all of the Trust Common Securities and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Securities Guarantee; and

(viii)        such Successor Entity expressly assumes all of the obligations of the Trust with respect to the Trustees.

(c)           Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement conveyance, transfer or lease would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

SECTION 3.16.                                    Property Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of any distributions owing and unpaid in respect of the Trust Securities (or, if the Trust Securities are original issue discount Trust Securities, such portion of the liquidation amount as may be specified in the terms of such Trust Securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE IV

SPONSOR

SECTION 4.1.                                          Responsibilities of the Sponsor.

In connection with the issue and sale of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities, if applicable:

(a)           to negotiate the terms of an underwriting agreement providing for the sale of the Trust Preferred Securities to the underwriters in connection with the issuance of Mandatory Capital Advantages Preferred Securities;

(b)           to register the Trust Preferred Securities under the Securities Act and under state securities or blue sky laws and the qualification of this Declaration of Trust as a trust indenture under the Trust Indenture Act;

(c)           to determine the States in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

(d)           to list the Trust Preferred securities upon such national securities exchange of exchanges, if any, and to register the Trust Preferred Securities under the Exchange Act, if required, and prepare for filing by the Trust with the Commission a registration statement on Form 8-A, including any amendments thereto.

SECTION 4.2.              Indemnification and Fees and Expenses of the Trustees

(a)           The Sponsor agrees to indemnify the Property Trustee and the Delaware Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the Trust hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder.  The provisions of this Section 4.2(a) shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of the Declaration of Trust.

(b)           The foregoing obligations of the Sponsor are for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a “Creditor”) whether or not such Creditor has received notice thereof.  Any such Creditor may enforce such obligations of the Sponsor directly against the Sponsor, and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor.

ARTICLE V

TRUST COMMON SECURITIES HOLDER

SECTION 5.1.                                          Company’s Purchase of Trust Common Securities.

On the Closing Date, the Company shall receive all of the Trust Common Securities and all of the Trust Preferred Securities issued by the Trust in exchange for the Debentures issued to the Trust by the Company.  The Trust Common Securities will be issued in an amount equal to $1,000.

SECTION 5.2.                                          Covenants of the Trust Common Securities Holder.

For so long as the Trust Preferred Securities remain outstanding, the Company shall covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate, or be terminated, except as permitted by this Declaration of Trust, (iii) to use its commercially reasonable efforts to ensure that the Trust shall not be an investment company for purposes of the Investment Company Act and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

ARTICLE VI

TRUSTEES

SECTION 6.1.                                          Number of Trustees.

The number of Trustees initially shall be five, and:

(a)           at any time before the issuance of any Trust Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees;

(b)           after the issuance of any Trust Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in Liquidation Amount of the Trust Common Securities voting as a class at a meeting of the Holders of the Trust Common Securities (or, if there is only one Holder, by written instrument); provided however, that the number of Trustees shall in no event be less than three; provided further, that all Trustees shall be U.S. Persons and (1) if required by the Statutory Trust Act, one Trustee is the Delaware Trustee; (2) there shall be at least one Regular Trustee who is an employee or officer of, or is affiliated with the Company; and (3) one Trustee shall be the Property Trustee for so long as this Declaration of Trust is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements; and

(c)           at all times, either or both of the Property Trustee or the Delaware Trustee must be (i) a bank as defined in Section 581 of the Code or (ii) a U.S. government-owned agency or U.S. government sponsored enterprise.

SECTION 6.2.                                          Delaware Trustee.

If required by the Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:

(a)           a natural person who is a resident of the State of Delaware; or

(b)           if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law;

provided that if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case Section 3.11 shall have no application).

SECTION 6.3.                                          Property Trustee; Eligibility.

(a)           There shall at all times be one Trustee that shall act as the Property Trustee that shall:

(i)            not be an Affiliate of the Sponsor; and

(ii)           be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia banking authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Pursuant to the Original Declaration of Trust, JPMorgan Chase Bank, N.A. was named Property Trustee. Effective immediately prior to the issuance of the Trust Securities, U.S. Bank National Association is hereby appointed by the Sponsor as Property Trustee.

(b)           If at any time the Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.7(d).

(c)           If the Property Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Trust Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

(d)           Each of the Guarantee and the Indenture shall be deemed to be specifically described in this Declaration of Trust for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

(e)           Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 6.4.                                          Qualifications of Regular Trustees and Delaware Trustee Generally.

Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 6.5.                                          Regular Trustees.

(a)           Pursuant to the Original Declaration of Trust, Jeffrey A. Welikson, Barrett S. DiPaolo and Oliver Budde were named as the Regular Trustees. Effective immediately prior to the issuance of the Trust Securities, Barrett S. DiPaolo, James Killerlane and Andrew Yeung are hereby appointed by the Sponsor as the Regular Trustees.

(b)           Except as expressly set forth in this Declaration of Trust and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

(c)           Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6; provided that the registration statement referred to in Section 3.6(b)(iii), including any amendments thereto, shall be signed by or on behalf of a majority of the Regular Trustees.

SECTION 6.6.                                          Delaware Trustee.

Pursuant to the Original Declaration of Trust, J.P.Morgan Chase Bank, N.A. was named Delaware Trustee. Effective immediately prior to the issuance of the Trust Securities, U.S. Bank Trust National Association is hereby appointed by the Sponsor as Delaware Trustee.

SECTION 6.7.                                          Appointment, Removal and Resignation of Trustees.

(a)           Subject to Section 6.7(b), Trustees may be appointed or removed without cause at any time:

(i)            until the issuance of any Trust Securities, by written instrument executed by the Sponsor;

(ii)           after the issuance of any Trust Securities, by vote of the Holders of a Majority in Liquidation Amount of the Trust Common Securities voting as a class at a meeting of the Holders of the Trust Common Securities (or, if there is only one Holder, by written instrument); and

(iii)          after the issuance of the Trust Preferred Securities and the occurrence of an Indenture Event of Default, by vote of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities.

(b)           The Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.7(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.3 (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor.

(c)           The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.7(a) until a successor Trustee possessing the qualifications to act as

Delaware Trustee under Sections 6.2 and 6.4 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

(d)           A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death or its dissolution or until his or its removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon. such delivery or upon such later date as is specified therein; provided, however, that:

(i)            No such resignation of the Trustee that acts as the Property Trustee shall be effective:

(A)          until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

(B)           until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Trust Securities; and

(ii)           no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

(e)           The Holders of the Trust Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.7.

(f)            If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 6.7 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(g)           No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or successor Delaware Trustee, as the case may be.

SECTION 6.8.                                          Vacancies among Trustees.

If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 6.1, or if the number of Trustees is increased pursuant to Section 6.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.7.

SECTION 6.9.                                          Effect of Vacancies.

The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 6.7, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration of Trust.

SECTION 6.10.                                    Meetings.

If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration of Trust, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with . respect to such matter; provided that a quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. Notwithstanding the foregoing, any and all actions of the Regular Trustees may be taken by the unanimous written consent of all Regular Trustees.

SECTION 6.11.                                    Delegation of Power.

(a)           Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; provided that such person is a U.S. Person; and

(b)           the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein and provided that such delegate is a U.S. Person.

SECTION 6.12.                                    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VII

TERMS OF SECURITIES

SECTION 7.1.                                          General Provisions Regarding Securities.

(a)           The Regular Trustees shall on behalf of the Trust issue one class of preferred securities and one class of Trust Common Securities, each representing undivided beneficial ownership interests in the assets of the Trust, as follows:

(i)            Trust Preferred Securities. 500,000 Trust Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of $1,000 per Trust Preferred Security are hereby designated for the purposes of identification only as Trust Preferred Securities (the “Trust Preferred Securities”). The Trust Preferred Securities shall have an aggregate liquidation amount not greater than $500,000,000.  The Trust Preferred Securities may be issued in the form of one or more Global Certificates or in fully registered, definitive form as set forth in Section 7.12 hereof.  The Global Trust Preferred Security Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to this Declaration of Trust and the Trust Preferred Securities in registered, definitive form shall be substantially in the form of Exhibit A-2 to this Declaration of Trust, in each case, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

(ii)           Trust Common Securities. $1,000 in Trust Common Securities of the Trust are hereby designated for the purposes of identification only as Trust Common Securities (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”). The Trust Common Security Certificate evidencing the Trust Common Securities shall be substantially in the form of Exhibit A-3 to this Declaration of Trust, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

(b)           The Certificates shall be signed on behalf of the Trust by any Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Trust Securities shall cease to be a Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Trust Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of this Declaration of Trust any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Trust Securities may be listed, or to conform to usage.

A Trust Security shall not be valid until authenticated by the manual signature of an Authorized Officer of the Property Trustee. Such signature shall be conclusive evidence that the Trust Security has been authenticated under this Declaration of Trust.

Upon a written order of the Trust signed by one Regular Trustee, the Property Trustee shall authenticate the Trust Securities for original issue. The aggregate number of Trust Securities outstanding at any time shall not exceed the number set forth in Section 7.1(a).

The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Trust Securities; provided that such authenticating agent is a U.S. Person. An authenticating agent may authenticate Trust Preferred Securities whenever the Property Trustee may do so. Each reference in this Declaration of Trust to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

(c)           The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Securities.

(d)           The Trust Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Trust Common Securities; provided that if an Indenture Event of Default shall have occurred and be continuing, (i) no payment of any distribution on any of the Trust Common Securities shall be made unless payment in full in cash of the Distributions on all outstanding Trust Preferred Securities for all quarterly distribution periods terminating on or prior thereto and (ii) no payment on account of the redemption, liquidation or other acquisition of Trust Common Securities shall be made unless the full amount of the Redemption Price for all of the outstanding Trust Preferred Securities then called for redemption or, in the case of amounts payable upon liquidation of the Trust in accordance with Section 8.2 hereof, assets in an amount equal to the Redemption Price for all outstanding Trust Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of, or the Redemption Price of, or all liquidation amounts on the Trust Preferred Securities then due and payable.

(e)           Upon issuance of the Trust Securities as provided herein, the Trust Securities so issued shall be deemed to be validly issued, fully paid and non-assessable beneficial ownership interests in the assets of the Trust, subject to Section 9.1(b) with respect to the Trust Common Securities.

(f)            The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(g)           Every Person, by virtue of having become a Holder or a Trust Preferred Security Beneficial Owner in accordance with the terms of this Declaration of Trust, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration of Trust and the terms of the Trust Securities and the Guarantee.

(h)           The Holders of the Trust Securities shall have no preemptive rights.

SECTION 7.2.                                          Distributions.

(a)           Holders of Trust Securities shall be entitled to receive cumulative cash distributions at such times and in such amounts as the Trust receives cash payments from the Company on the Debentures and the Guarantee. If and to the extent that the Trust receives any such cash payments, the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a distribution of such cash payment on the Trust Preferred Securities and the Trust Common Securities on a Pro Rata basis.

(b)           Distributions on the Trust Securities shall be payable only to the extent that the Trust has funds available for the payment of such distributions in the Property Account.  Amounts available to the Trust for distribution to the Holders of the Trust Securities shall be limited to payments received by the Trust from the Company on the Debentures and the Guarantee. If the Property Trustee, as the holder of the Debentures for the benefit of the Holders of the Trust Securities, receives notice of any determination by the Company to defer interest on such Debentures, the Property Trustee shall give notice of such determination to the Holders promptly.

(c)           All distributions on the Trust Securities shall be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which relevant record dates, as long as the Trust Preferred Securities remain in book-entry only form, shall be one Business Day prior to the relevant payment dates. In the event that the Trust Securities are issue in definitive form or if issued in book-entry form, do not remain in book-entry only form, the relevant record dates shall be determined by the Regular Trustees and shall be at least one Business Day before the relevant payment dates.  All distributions shall be paid through the Property Trustee out of funds held in the Property Account for the benefit of the Holders of the Trust Securities. If distributions are not paid when scheduled, the accumulated distributions will be paid to the Holders of Trust Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest on the Debentures.

(d)           In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata among the Holders of the Trust Securities.

SECTION 7.3.                                          Redemption of Trust Securities.

(a)           Upon a redemption for cash of the Debentures by the Company, the proceeds from such redemption shall be simultaneously applied on a Pro Rata basis, except as otherwise provided in Section 7.1(d), to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate liquidation preference of the Debentures so redeemed, at the Redemption Price on a Pro Rata basis.  Holders shall be given not less than 30 nor more than 60 days’ notice of such redemption.

(b)           On any date fixed for distribution of Debentures upon dissolution of the Trust, (i) the Trust Securities shall no longer be deemed to be outstanding and (ii) certificates representing Trust Securities shall be deemed to represent their Pro Rata portion of the Debentures until such certificates are presented to the Sponsor or its agent for exchange for such securities.

SECTION 7.4.                                          Redemption Procedures.

(a)           Notice of any redemption of the Trust Securities (a “Redemption Notice”) shall be given by the Trust by mail to each Holder of Trust Securities to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption and the date on which notices are given pursuant to this Section 7.4, a Redemption Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Trust Securities. Each Redemption Notice shall be addressed to the Holders of Trust Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

(b)           In the event that fewer than all the outstanding Trust Securities are to be redeemed, the Trust Securities to be redeemed shall be redeemed Pro Rata from each Holder of Trust Securities; provided that in respect of Trust Preferred Securities registered in the name of and held of record by DTC or its nominee (or any successor Depositary or its nominee) or any nominee, the distribution of the proceeds of such redemption shall be made to each Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee. The Trust may not redeem the Trust Securities in part unless all accumulated and unpaid distributions to the date of redemption have been paid in full on all Trust Securities then outstanding.  For all purposes of this Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

(c)           If Trust Securities are to be redeemed and the Trust gives a Redemption Notice (which notice shall be irrevocable), then (A) while the Trust Preferred Securities are in book-entry only form, by 12:00 noon, New York City time, on the redemption date, the Property Trustee shall deposit irrevocably with the DTC or its nominee (or successor Depositary or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Trust Preferred Securities and shall give the DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Trust Preferred Securities, and (B) with respect to Trust Preferred Securities issued in definitive form and Trust Common Securities, the Property Trustee shall pay the relevant Redemption Price to the Holders of such Trust Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions shall cease to accumulate on the Trust Securities so called for redemption and all rights of Holders of such Trust Securities shall cease, except the right of the Holders of such Trust Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Trust Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Guarantee, distributions on such Trust Securities shall continue to accumulate at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date shall be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include distributions which are being paid to Holders who were Holders on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Trust Preferred Securities so called for redemption shall cease, except the right of the Holders to received the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Trust Preferred Securities shall not accumulate distributions or bear interest.

Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Trust Securities that have been called for redemption, except in the case of any Trust Securities being redeemed in part, any portion thereof not to be redeemed.

SECTION 7.5.                                          Voting and Enforcement Rights of Trust Preferred Securities.

(a)           Except as provided under Section 11.1 and this Article VII and as otherwise required by the Statutory Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Trust Preferred Securities shall have no voting rights.

(b)           The Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Declaration of Trust, including the right to direct the Property Trustee, as Holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a Holder of the Debentures, including the right to enforce (x) the Company’s creditors rights and other rights with respect to the Debentures, (y) the rights of the Holders of the Debentures under the Indenture and (z) the rights of the Holders of the Debentures to receive interest payments on the Debentures; (ii) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under Section 513 of the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the Holders of 25% of the aggregate liquidation amount of the Trust Preferred Securities may direct the Property Trustee to declare the principal of and interest on the Debentures due and payable; provided, further, that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Trust Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action.

(c)           If the Property Trustee fails to enforce its rights under the Indenture after a Holder of record of Trust Preferred Securities has made a written request, such Holder of record of Trust Preferred Securities may institute a legal proceeding directly against the Company to (i) enforce the Property Trustee’s rights under the Indenture or (ii) enforce the Property Trustee’s rights under the Guarantee, without first instituting any legal proceeding against the Property Trustee or any other Person or entity.

(d)           Notwithstanding anything to the contrary in this Declaration of Trust, (i) if the Company fails to comply with its obligations under the Indenture, including its obligation under Section 1.7 of the Supplemental Indenture to issue Qualifying APM Securities (as defined therein), or (ii) if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Debentures or the Guarantee on the date such interest, principal or other required payments are otherwise payable, then a Holder of Trust Preferred Securities may directly institute a proceeding against the Company (a “Direct Action”) for enforcement of such obligation or payment to such Holder of the principal of or interest on Debentures or the Guarantee having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such Holder on or after the respective due date specified in the Debentures.

(e)           The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of any Indenture Event of Default received from the Debenture Issuer with respect to the Debentures.  Such notice shall state that such Indenture Event of Default also constitutes a Trust Enforcement Event.

(f)            In the event that the consent of the Property Trustee, as the Holder of the Debentures, is required under the Indenture with respect to any amendment, modification or waiver of the Indenture, the Property Trustee shall request the direction of the Holders of the Trust Preferred Securities with respect to such amendment, modification or waiver and shall vote with respect to such amendment, modification or waiver as directed by not less than 66-2/3% of the aggregate liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the Holders of more than 66-2/3% of the aggregate principal amount of the Debentures, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Trust Preferred Securities.

(g)           A waiver of an Indenture Event of Default with respect to the Debentures shall constitute a waiver of the corresponding Trust Enforcement Event.

(h)           Any required approval or direction of Holders of Trust Preferred Securities may be given at a separate meeting of Holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees shall cause a notice of any meeting at which Holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Preferred Securities. Each such notice shall include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

(i)            No vote or consent of the Holders of Trust Preferred Securities shall be required for the Trust to redeem and cancel Trust Preferred Securities in accordance with this Declaration of Trust.

(j)            Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Sponsor, any Regular Trustee or any of their Affiliates, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding; provided, however, that Persons otherwise eligible to vote to whom the Sponsor or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

(k)           Holders of the Trust Preferred Securities shall have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company, as the Holder of the Trust Common Securities.

(l)            If an Indenture Event of Default has occurred and is continuing, the Trustees may be removed at such time only by a Majority in Liquidation Amount of the Trust Preferred Securities.

SECTION 7.6.                                          Voting and Enforcement Rights of Trust Common Securities

(a)           Except as provided under Section 6.1, this Section 7.6, Section 11.1 or as otherwise required by the Statutory Trust Act, the Trust Indenture Act or other applicable law or provided by the Declaration of Trust, the Holders of the Trust Common Securities shall have no voting rights.

(b)           The Holders of the Trust Common Securities are entitled, in accordance with Sections 6.1(b) and 6.7(a) hereof, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

(c)           Subject to Section 2.6 hereof and only after all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived, or otherwise eliminated, the Holders of a Majority in liquidation amount of the Trust Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Declaration of Trust, including the right to direct the Property Trustee, as Holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a Holder of the Debentures, including (A) the right to enforce the rights of the Holders of the Debentures under the Indenture or (B) consent to any amendment, modification or waiver of the Indenture or the

Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under Section 513 of the Indenture; provided, however, that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Trust Common Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to have such consent or take such action.

(d)           If the Property Trustee fails to enforce its rights under the Indenture after a Holder of record of Trust Common Securities has made a written request (and is permitted to do so pursuant to Section 7.6(c)), such Holder of record of Trust Common Securities may directly institute a legal proceeding directly against the Company, to enforce the Property Trustee’s rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to make any required payment when due on the Debentures or on the Guarantee, then a Holder of Trust Common Securities may directly institute a proceeding against the Company for enforcement of payment with respect to such Debentures or the Guarantee.

(e)           A waiver of an Indenture Event of Default with respect to the Debentures shall constitute a waiver of the corresponding Trust Enforcement Event.

(f)            Any required approval or direction of Holders of Trust Common Securities may be given at a separate meeting of Holders of Trust Common Securities convened for such purpose, at a meeting of all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees shall cause a notice of any meeting at which Holders of Trust Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Common Securities. Each such notice shall include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

(g)           No vote or consent of the Holders of the Trust Common Securities shall be required for the Trust to redeem and cancel Trust Common Securities in accordance with this Declaration of Trust.

(h)           Notwithstanding that Holders of Trust Common Securities are entitled to vote or consent under any of the circumstances described above, if Trust Common Securities are voting together with the Trust Preferred Securities as a single class, any of the Trust Common Securities that are owned at such time by the Sponsor or any of its Affiliates, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Common Securities were not outstanding; provided, however, that Persons otherwise eligible to vote to whom the Sponsor or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

SECTION 7.7.                                          Paying Agent and Security Registrar.

(a)           The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, (i) the Paying Agent’s office or agency where the Trust Preferred Securities may be presented for payment in the event that the Trust Preferred Securities are not in book-entry only form and (ii) an office or agency where the Trust Preferred Securities may be presented for registration of transfer or exchange (“Security Register”).

(b)           The Trust may appoint the Paying Agent and may appoint one or more additional paying agents’ in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent. The Trust may change any Paying Agent without prior notice to any Holder. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Declaration of Trust. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent.  The Property Trustee shall initially act as Paying Agent for the Trust Preferred Securities and the Trust Common Securities.

(c)           The Security Register shall initially be kept at the Corporate Trust Office of the Property Trustee.  Subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Trust Preferred Securities and of transfers of Trust Preferred Securities.  The Property Trustee shall initially act as Security Registrar (the “Security Registrar”) for the purpose of registering Trust Preferred Securities and transfers of Trust Preferred Securities as herein provided.

SECTION 7.8.                                          Certificates of Trust Securities.

(a)           The Trust Preferred Securities may be issued in the form of one or more Global Certificates or in fully registered, definitive form as set forth in Section 7.12 hereof.  If the Trust Preferred Securities are to be issued in the form of one or more Global Certificates, then the Regular Trustee on behalf of the Trust shall execute and the Property Trustee shall authenticate and deliver one or more Global Certificates that (i) shall represent and shall be denominated in an amount equal to the aggregate liquidation amount of all of the Trust Preferred Securities to be issued in the form of Global Certificates and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Certificate or Trust Preferred Securities or the nominee of such Depositary, and (iii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary’s instructions.  Global Certificates shall bear a legend as set forth in Section 7.12 hereof.

(b)           Trust Preferred Securities Certificates that are no longer a component of Normal MCAPS and are released from the Collateral Account will be issued in the form of a Trust Preferred Security Certificate or Certificates representing a book-entry Trust Preferred Security Certificate, to be delivered to, or on behalf of the Depositary, by, or on behalf of, the Trust.  Such Trust Preferred Security Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the Depositary, and no Holder will receive a Trust Preferred Security Certificate in definitive form representing such Holder’s interest in such Trust Preferred Securities, except as provided in Sections 7.8(e) and 7.8(f).

(c)           A single Trust Common Securities Certificate representing the Trust Common Securities shall be issued to the Sponsor in the form of a definitive Trust Common Securities Certificate.

(d)           Trust Preferred Securities not represented by a Global Certificate issued in exchange for all or a part of a Global Certificate pursuant to Section 7.12 hereof shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participant or Indirect Participants or otherwise, shall instruct the Property Trustee.  Upon execution and authentication, the Property Trustee shall deliver such Trust Preferred Securities not represented by a Global Certificate to the Persons in whose names such definitive Trust Preferred Securities are so registered in the form of Trust Preferred Securities Certificates.

(e)           If at any time the Depositary for any Trust Preferred Securities represented by one or more Global Certificates notifies the Trust that it is unwilling or unable to continue as Depositary for such Trust Preferred Securities or if at any time the Depositary for such Trust Preferred Securities shall no longer be eligible under this Section 7.8, the Trust shall appoint a successor Depositary with respect to such Trust Preferred Securities.  If a successor Depositary for such Trust Preferred Securities is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust’s election that such Trust Preferred Securities be represented by one or more Global Certificates shall no longer be effective and the Trust shall execute, and the Property Trustee shall authenticate and deliver, Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Certificate or Trust Preferred Securities representing such Trust Preferred Securities in exchange for such Global Certificate or Trust Preferred Securities.

(f)            The Trust may at any time and in its sole discretion determine that the Preferred Securities issued in the form of one or more Global Certificates shall no longer be represented by a Global Certificate or Trust Preferred Securities.  In such event the Trust shall execute, and the Property Trustee shall authenticate and deliver, Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Certificate or Trust Preferred Securities representing such Preferred Securities, in exchange for such Global Certificate or Trust Preferred Securities.

(g)           Notwithstanding any other provisions of this Declaration of Trust (other than the provisions set forth in Section 7.9 hereof), Global Certificates may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(h)           Interests of beneficial owners in a Global Certificate may be transferred or exchanged for Trust Preferred Securities Certificates and Trust Preferred Securities Certificates may be transferred or exchange for Global Certificates in accordance with rules of the Depositary, the Applicable Procedures and the provisions of Section 7.9.

SECTION 7.9.                                          Transfer of Trust Securities.

(a)           Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities.  Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

(b)           Subject to this Article VII, Preferred Securities shall be freely transferable.

(c)           The Trust shall cause to be kept at the Corporate Trust Office of the Property Trustee a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Trust Preferred Securities and of transfers of Trust Preferred Securities.  The Property Trustee is hereby appointed “Security Registrar” for the purpose of registering Trust Preferred Securities and transfers of Trust Preferred Securities as herein provided.

(d)           Upon surrender for registration of transfer of any Trust Security at an office or agency of the Trust designated for such purpose, the Trust shall execute, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

(e)           At the option of the Holder, Trust Securities may be exchanged for other Trust Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Trust Securities to be exchanged at such office or agency.  Whenever any Trust Securities are so surrendered for exchange, the Trust shall execute, and in the case of Trust Preferred Securities the Property Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(f)            Every Trust Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Trust Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(g)           No service charge shall be made for any registration of transfer or exchange of Trust Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Securities.

(h)           If the Trust Securities are to be redeemed in part, the Trust shall not be required (A) to issue, register the transfer of or exchange any Trust Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 7.4 and ending at the close of business on the day of such mailing, or (B) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 7.10.                                    Mutilated, Destroyed, Lost or Stolen Certificates.

If:

(a)           any mutilated Certificates should be surrendered to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

(b)           there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of the Trustees, the Sponsor and the Trust harmless, then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, any Regular Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination.  In connection with the issuance of any new Certificate under this Section 7.10, each of the Trustees or the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 7.11.                                    Deemed Security Holders.

The Trustees may treat the Person in whose name any Certificate shall be registered on the register of the Trust as the sole holder of such Certificate and of the Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 7.12.                                    Global Securities.

The Trust Preferred Securities will initially be issued in the form of definitive certificates registered in the name of the Stock Purchase Contract Agent. To the extent that Holders of Normal MCAPS create Treasury MCAPS and hold their Trust Preferred Securities separately, such Trust Preferred Securities may be issued in the form of one or more Global Securities.  If Trust Preferred Securities are to be issued in the form of one or more Global Securities, then the Regular Trustee on behalf of the Trust shall execute and the Property Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate liquidation amount of all of the Preferred Securities to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Trust Preferred Securities or the nominee of such Depositary, and (iii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary’s instructions.  Global Securities shall bear a legend substantially to the following effect:

“THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION OF TRUST HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST

COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC.  THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST.  UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.”

Trust Preferred Securities not represented by a Global Security issued in exchange for all or a part of a Global Security pursuant to this Section 7.12 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Property Trustee.  Upon execution and authentication, the Property Trustee shall deliver such Trust Preferred Securities not represented by a Global Security to the Persons in whose names such definitive Trust Preferred Securities are so registered.

At such time as all interests in Global Securities have been redeemed, repurchased or cancelled, such Global Securities shall be, upon receipt thereof, cancelled by the Property Trustee in accordance with standing procedures of the Depositary.  At any time prior to such cancellation, if any interest in Global Securities is exchanged for Trust Preferred Securities not represented by a Global Security, redeemed, cancelled or transferred to a transferee who receives Trust Preferred Securities not represented by a Global Security therefor or any Trust Preferred Security not represented by a Global Security is exchanged or transferred for part of Global Securities, the principal amount of such Global Securities shall, in accordance with the standing procedures of the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Securities by the Property Trustee to reflect such reduction or increase.

While the Trust Preferred Securities are held in the form of Global Securities, Trust and the Property Trustee may for all purposes, including the making of payments due on the Trust Preferred Securities, deal with the Depositary as the authorized representative of the Holders for the purposes of exercising the rights of Holders hereunder.  The rights of the owner of any beneficial interest in a Global Security shall be limited to those established by law and agreements between such owners and depository participants or Euroclear and Clearstream Banking; provided that no such agreement shall give any rights to any Person against the Trust or the Property Trustee without the written consent of the parties so affected.  Multiple requests and directions from and votes of the Depositary as holder of Trust Preferred Securities in global form with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Trust Preferred Securities in excess of those held in the name of the Depositary or its nominee.

If at any time the Depositary for any Trust Preferred Securities represented by one or more Global Securities notifies the Trust that it is unwilling or unable to continue as Depositary for such Trust Preferred Securities or if at any time the Depositary for such Trust Preferred Securities shall no longer be eligible under this Section 7.12, the Trust shall appoint a successor Depositary with respect to such Preferred Securities.  If a successor Depositary for such Trust Preferred Securities is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust’s election that such Trust Preferred Securities be represented by one or more Global Securities shall no longer be effective and the Trust shall execute, and the Property Trustee will authenticate and deliver, Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Trust Preferred Securities representing such Trust Preferred Securities in exchange for such Global Security or Trust Preferred Securities.

The Trust may at any time and in its sole discretion determine that the Trust Preferred Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Trust Preferred Securities.  In such event the Trust shall execute, and the Property Trustee, shall authenticate and deliver, Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Preferred Securities representing such Trust Preferred Securities, in exchange for such Global Security or Preferred Securities.

Notwithstanding any other provisions of this Declaration of Trust (other than the provisions set forth in Section 7.9), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Interests of beneficial owners in a Global Security may be transferred or exchanged for Trust Preferred Securities not represented by a Global Security and Trust Preferred Securities not represented by a Global Security may be transferred or exchange for Global Securities in accordance with rules of the Depositary and the provisions of Section 7.9.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION OF THE TRUST

SECTION 8.1.                                          Dissolution and Termination of Trust.

(a)           The Trust shall dissolve upon the earliest of:

(i)            the bankruptcy of the Holder of Trust Common Securities or the Sponsor;

(ii)           the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iii)          the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a Majority in Liquidation Amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, with respect to the Trust;

(iv)          the entry of a decree of judicial dissolution of the Sponsor or the Trust;

(v)           the time when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Trust Securities;

(vi)          upon the election of the Regular Trustees, following the occurrence and continuation of a Special Event; provided that the Trust shall have been dissolved and the Debentures distributed to the Holders of the Trust Securities in exchange for the Trust Securities; or

(vii)         at the Sponsor’s election by notice and direction to the Property Trustee to distribute the Debentures to the Holders of the Trust Securities in exchange for all of the Trust Securities; provided that the Sponsor shall give notice of such election to the Holders of the Trust Securities at least 10 Business Days prior to such dissolution.

(b)           As soon as is practicable after the occurrence of an event referred to in Section 8.1(a) and upon completion of the winding-up and liquidation of the Trust, the Trustees shall terminate the Trust at the expense of the Sponsor by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

(c)           The provisions of Section 3.9 and Article IX shall survive the termination of the Trust.

SECTION 8.2.                                          Liquidation Distribution Upon Dissolution and Termination of the Trust.

(a)           In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (a “Liquidation”), the Holders of the Trust Securities on the date of the Liquidation shall be entitled to receive all assets of the Trust available for distribution to Holders of Trust Securities after satisfaction of the Trust’s liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”), unless, in connection with such Liquidation, Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such Trust Securities shall be distributed on a Pro Rata basis to the Holders of the Trust Securities in exchange for such Trust Securities.

(b)           If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a Pro Rata basis.  The Holders of the Trust Common Securities will be entitled to receive distributions upon any such Liquidation Pro Rata with the Holders of the Trust Preferred Securities except that if an Indenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

ARTICLE IX

LIMITATION OF LIABILITY OF
HOLDERS OF TRUST SECURITIES, TRUSTEES OR OTHERS

SECTION 9.1.                                          Liability.

(a)           Except as expressly set forth in this Declaration of Trust, the Guarantee and the terms of the Trust Securities, the Sponsor and the Trustees shall not be:

(i)            personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Trust Securities, which shall be made solely from assets of the Trust; and

(ii)           required to pay to the Trust or to any Holder of Trust Securities any deficit upon dissolution of the Trust or otherwise.

(b)           Pursuant to Section 3803(a) of the Statutory Trust Act, the Holder of the Trust Common Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that the Holders of the Trust Common Securities, by entering into this Agreement, shall be liable directly to any creditor or claimant of or against the Trust for the entire amount of all of the debts and obligations of the Trust (other than obligations to the Holders of Trust Securities in their capacities as Holders) to the extent not satisfied out of the Trust’s assets.

(c)           Pursuant to Section 3803(a) of the Statutory Trust Act the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 9.2.                                          Exculpation.

(a)           No Company Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by this Declaration of Trust or by law, except that a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person’s gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

(b)           An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders of Trust Securities might properly be paid.

SECTION 9.3.                                          Fiduciary Duty.

(a)           To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration of Trust shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b)           Unless otherwise expressly provided herein:

(i)            whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

(ii)           whenever this Declaration of Trust or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration of Trust or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

(c)           Whenever in this Declaration of Trust an Indemnified Person is permitted or required to make a decision:

(i)            in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii)           in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration of Trust or by applicable law.

SECTION 9.4.                                          Indemnification.

(a)           To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(i)            The Sponsor shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any. threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(ii)           To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably, incurred by him in connection therewith.

(iii)          Any indemnification under paragraphs (i) and (ii) of this Section 9.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holder of the Trust Common Securities.

(iv)          Expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 9.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Holder of the Trust Common Securities, that, based upon the facts known to the Regular Trustees, counsel or the Holder of the Trust Common Securities at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Holder of the Trust Common Securities reasonably determine that such Person deliberately breached his duty to the Holders of Trust Common Securities or the Holders of Trust Preferred Securities.

(v)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Holders of the Trust Preferred Securities or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 9.4(a) is in effect. Any repeal or modification of this Section 9.4(a) shall not affect any rights or obligations then existing.

(vi)          The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 9.4(a).

(vii)         For purposes of this Section 9.4(a), references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(viii)        The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(b)           The Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 9.4(b) shall survive the satisfaction and discharge of this Declaration of Trust.

SECTION 9.5.                                          Outside Businesses.

Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Declaration of Trust in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, nor the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of Holders of, securities or other obligations of the Sponsor or its Affiliates.

ARTICLE X

ACCOUNTING AND TAX MATTERS

SECTION 10.1.                                    Fiscal Year.

The fiscal year (“Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code or the Treasury Regulations.

SECTION 10.2.                                    Certain Accounting Matters; Returns and Information.

(a)           At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

(b)           Within 60 days after December 31 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

(c)           The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Trust Securities, any annual United States federal income tax information statement required by the Code containing such information with regard to the Trust Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

(d)           The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 10.3.                                    Banking.

The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

SECTION 10.4.                                    Withholding.

The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder (or beneficial owner of Trust Securities), and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations.  The Regular Trustees shall file required forms with applicable jurisdictions and unless an exemption from withholding is properly established by a Holder or beneficial owner of Trust Securities, shall remit amounts withheld with respect to the Holder or beneficial owner to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder or beneficial owner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Holder or beneficial owner. In the event of any claimed over-withholding, Holders or beneficial owners shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual distributions made, the Trust may reduce subsequent distributions to such Holder or beneficial owner by the amount of such withholding.

SECTION 10.5.                                    Treatment as Grantor Trust for Federal Income Tax Purposes.

It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration of Trust shall be interpreted to further this intention of the parties.  Holders of Trust Securities by virtue of accepting delivery thereof, agree that the arrangement created by this Declaration of Trust shall be treated as a grantor trust under Subpart E of the Code, for United States federal income tax purposes and that the Trustees shall be authorized to take any action consistent with such treatment.  Neither the Trustee, nor any other Person shall make any check-the-box election for the Trust to be treated as an association under Treas. Reg. § 301.7701-3 or take any other action inconsistent with the treatment of the Trust as a grantor trust for United States federal income tax purposes.

ARTICLE XI

AMENDMENTS AND MEETINGS

SECTION 11.1.                                    Amendments of this Declaration of Trust.

(a)           Except as otherwise provided in this Declaration of Trust or by any applicable terms of the Trust Securities, this Declaration of Trust may only be amended by a written instrument approved and executed by the Sponsor and:

(i)            the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);

(ii)           the Property Trustee, if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee; and

(iii)          the Delaware Trustee, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee.

(b)           No amendment shall be made, and any such purported amendment shall be void and ineffective:

(i)            unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers’ Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration of Trust (including the terms of the Trust Securities);

(ii)           unless, in the case of any proposed amendment that affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received an Officers’ Certificate from each of the Trust and Sponsor and opinion of counsel (who may be counsel to the Sponsor or the Trust), in each case stating that such amendment is permitted by, and conforms to, the terms of this Declaration of Trust (including the terms of the Trust Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

(iii)          to the extent the result of such amendment would be to:

(A)          cause the Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income tax purposes;

(B)           reduce or otherwise adversely affect the rights, powers, duties, obligations or immunities of the Property Trustee in contravention of the Trust Indenture Act;

(C)           cause the Trust to be deemed to be an “investment company” required to be registered under the Investment Company Act.

(c)           Any amendment that would (i) change the amount or timing of any distribution of the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, may be effected only with the approval of each of the Holders of the Trust Securities affected thereby (excluding any Trust Securities held by the Sponsor of any of its Affiliates).

(d)           Any amendment that would adversely affect the rights, preferences or privileges of the Trust Securities, including any amendment of this Section 11.1, or (ii) provide for the dissolution, winding-up or termination of the Trust other than pursuant to the terms of this Declaration of Trust, may be effected only with the approval of the Holders of at least 66 2/3% in Liquidation Amount of the Trust Securities affected thereby (except in the case of an amendment affecting only Trust Common Securities, excluding any Trust Securities held by the Sponsor of any of its Affiliates); provided that if any amendment or proposal referred to in clause (i) hereof would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class (excluding any Trust Preferred Securities held by the Sponsor of any of its Affiliates) shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in Liquidation Amount of such class of Trust Securities.

(e)           Section 9.1(c) shall not be amended without the consent of all of the Holders of the Trust Securities.

(f)            Article VI and the rights of the Holders of the Trust Common Securities under Article VI to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without the consent of the Holders of 66 2/3%in Liquidation Amount of the Trust Common Securities.

(g)           Notwithstanding Section 11.1(d), this Declaration of Trust may be amended by the Sponsor without the consent of the Holders of the Trust Securities to:

(i)            cure any ambiguity or to correct or supplement any provision in this Declaration of Trust that may be defective or inconsistent with any other provision of this Declaration of Trust;

(ii)           add to the covenants, restrictions or obligations of the Sponsor;

(iii)          comply with the requirements of the Commission in order to effect or maintain qualification of this Declaration of Trust under the Trust Indenture Act or ensure that the Trust is not required to register as an investment company under the Investment Company Act;

(iv)          modify, eliminate and add to any provision of this Declaration of Trust to such extent as may be deemed necessary or desirable by the Sponsor; provided that such modification, elimination or addition does not have a material adverse effect on the rights, preferences or privileges of the Holders of the Trust Securities; or

(v)           conform the terms of this Declaration of Trust to the terms of the Trust Securities as set forth in the Prospectus dated May 8, 2007 of the Trust and the Company relating to the Trust Preferred Securities (the “Prospectus”); provided, however, that in connection with such amendment, each of the Sponsor and the Trust shall deliver to the Property Trustee an Officers’ Certificate and an opinion of counsel (who may be counsel to the Sponsor or the Trust), in each case confirming that such amendment has the effect of conforming the terms of this Declaration of Trust to the terms of the Trust Securities as set forth in the Prospectus.

(h)           In the event that the consent of the Property Trustee, as the Holder of the Debentures, is required under the Indenture with respect to any amendment, modification or waiver of the Indenture, the Property Trustee shall request the direction of the Holders of the Trust Preferred Securities with respect to such amendment, modification or waiver and shall vote with respect to such amendment, modification or waiver as directed by a Majority in Liquidation Amount of the Trust Preferred securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the Holders of more than a simple majority of the aggregate principal amount of the Debentures, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Trust Preferred Securities.

SECTION 11.2.                                    Meetings of the Holders of Trust Securities; Action by Written Consent.

(a)           Meetings of the Holders of any class of Trust Securities may be. called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Declaration of Trust, the terms of the Trust Securities, the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading, the Statutory Trust Act or other applicable law. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of such class of Trust Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Trust Securities calling a meeting shall specify in writing the Certificates held by the Holders of Trust Securities exercising the right to call a meeting and only those Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b)           Except to the extent otherwise provided in the terms of the Trust Securities, the following provisions shall apply to meetings of Holders of Trust Securities:

(i)            notice of any such meeting shall be given to all the Holders of Trust Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Trust Securities is permitted or required under this Declaration of Trust, such vote, consent or approval may be given at a meeting of the Trust Securities.  Any action that may be taken at a meeting of the Holders of Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Trust Securities owning not less than the minimum amount of Trust Securities that would be necessary to authorize or take such action at a meeting at which all Holders of Trust Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Trust Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

(ii)           each Holder of a Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of Trust Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Trust Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Trust Securities were shareholders of a Delaware corporation;

(iii)          each meeting of the Holders of the Trust Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

(iv)          unless the Statutory Trust Act, this Declaration of Trust, the terms of the Trust Securities, the Trust Indenture Act otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Trust Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XII

REPRESENTATIONS OF PROPERTY TRUSTEE
AND DELAWARE TRUSTEE

SECTION 12.1.                                    Representations and Warranties of Property Trustee.

The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration of Trust, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:

(a)           the Property Trustee is a national banking association with trust powers, duly organized, validly existing .and in good standing under the laws of the jurisdiction of its incorporation or organization, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration of Trust;

(b)           the Property Trustee satisfies the requirements set forth in Section 6.3;

(c)           the execution, delivery and performance by the Property Trustee of the Declaration of Trust have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration of Trust has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(d)           the execution, delivery and performance of the Declaration of Trust by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws (or other similar organizational documents) of the Property Trustee;

(e)           no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration of Trust; and

(f)            the Property Trustee, pursuant to this Declaration of Trust, shall hold legal title to, and valid ownership interest on behalf of the Holders of the Trust Securities, in the Debentures and agrees that, except as expressly provided or contemplated by this Agreement, it shall not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Debentures.

SECTION 12.2.                                    Representations and Warranties of Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration of Trust, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:

(a)           The Delaware Trustee is a national banking association with trust powers, duly organized, validly existing .and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration of Trust.

(b)           The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration of Trust. The Declaration of Trust under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(c)           No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration of Trust.

(d)           The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

ARTICLE XIII

REMARKETING AND RESET RATE MECHANICS

SECTION 13.1.                                    Obligation to Conduct Remarketing and Related Requirements

(a)           The Sponsor and the Property Trustee (on behalf of the Trust) shall appoint the Remarketing Agent and enter into a Remarketing Agreement prior to the first Remarketing to effect the Remarketing of the Trust Preferred Securities upon the terms, conditions and other provisions to substantially the following effect:

(i)            provide that that the Sponsor and the Remarketing Agent agree to use commercially reasonable efforts to effect the Remarketing of the Trust Preferred Securities as described in this Article XIII and Section 2 of the Supplemental Indenture;

(ii)           provide that the Remarketing Fee for the Remarketing will be as agreed among the Sponsor, the Trust and the Remarketing Agent and set forth in the Remarketing Agreement.

(iii)          provide that the Remarketing Agent will deduct the Remarketing Fee from the proceeds of the Remarketing and remit any proceeds remaining after such deduction to or at the direction of the Property Trustee, who will apply such proceeds (or will have given the Remarketing Agent instructions to remit such proceeds in a manner that will result in their application) as follows (allocated to the Trust Preferred Securities that participated in the Remarketing on a pro rata basis in proportion to their liquidation amounts):

(a)           to the extent such proceeds relate to Trust Preferred Securities that are a part of Normal MCAPS, to pay such proceeds up to the aggregate liquidation amount of such Trust Preferred Securities to the Collateral Agent for application in accordance with the Stock Purchase Contract Agreement and to pay the balance, if any, to the applicable selling Holders; and

(b)           to the extent the proceeds relate to Separate Trust Preferred Securities, to pay such proceeds to the applicable selling Holders.

(b)           On any day other than the last day of a Remarketing Period, the Sponsor shall have the right, in its absolute discretion and without prior notice to the Holders, to postpone the Remarketing until the following Business Day.

SECTION 13.2.                                    Company Decisions in Connection with Remarketing.

In connection with Remarketings, the Company shall have the right under Section 2 of the Supplemental Indenture to make changes in certain terms of the Debentures underlying the Trust Preferred Securities, without the consent of any Holder of the Trust Preferred Securities. By not later than the 21st day prior to the first day of each Remarketing Period, the Sponsor will specify the following information or decisions in a notice to the Remarketing Agent, the Property Trustee (on behalf of the Trust), the Indenture Trustee and the Stock

Purchase Contract Agent (clauses (a) through (e) applying only if the Remarketing is Successful and clause (f) applying only in the case of a Failed Remarketing):

(a)           whether the Stated Maturity Date of the Debentures underlying the Trust Preferred Securities will remain at June 1, 2043 or will be changed to an earlier date (specifying such date if applicable);

(b)           whether the date after which the Debentures (and, accordingly, the Trust Preferred Securities) will be redeemable at the Sponsor’s option will be changed and whether the redemption price or prices will be changed;

(c)           whether, in connection with an Early Remarketing that is not the first scheduled Remarketing, the Company is exercising its right under Section 2 of the Indenture to cause the subordination provisions in the Indenture and the Guarantee Agreement to cease to apply to the Debentures from and after the Remarketing Settlement Date , if the Remarketing is Successful, and if so, whether it also elects that the Debentures shall no longer be subject to the interest deferral provisions of Section 1.6 of the Indenture;

(d)           whether the Debentures will be remarketed as fixed rate notes or floating rate notes;

(e)           if the Debentures will be remarketed as floating rate notes, the applicable index and the interest payment dates and manner of calculation of interest on the Debentures (and, accordingly, the Trust Preferred Securities), which the Company may change to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index; and

(f)            whether following a Failed Remarketing:

(i)            the Stated Maturity Date will remain at June 1, 2043 or will be changed to an earlier date; and

(ii)           the date after which the Debentures (and, accordingly, the Trust Preferred Securities) will be redeemable at the Company’s option will be changed and the redemption price or prices will be changed;

SECTION 13.3.                                    Reset of Interest Rate on Debentures in Connection with Remarketings and Related Changes in Terms.

(a)           As part of and in connection with each Remarketing, the Remarketing Agent shall determine the interest rate on the Debentures (and, accordingly, the Distribution Rate on the Trust Preferred Securities), subject to Sections 13.3(b) through (e), pursuant to the Remarketing Agreement and in accordance with the other provisions of this Article XIII, that will apply to all outstanding Trust Preferred Securities (whether or not sold in the Remarketing) if such Remarketing is Successful commencing on or after the Remarketing Settlement Date.

(b)           If the Remarketing has been determined to be Successful in accordance with Section 13.5(a), by approximately 4:30 P.M., New York City time, on the date of such

Successful Remarketing, the Remarketing Agent shall notify the Sponsor, the Property Trustee (on behalf of the Trust), the Indenture Trustee and the Stock Purchase Contract Agent that the Remarketing was Successful and the Reset Rate or Reset Spread determined as part of such Remarketing in accordance with this Article XIII and Section 2 of the Supplemental Indenture.

(c)           If a Remarketing is Successful, then commencing with the related Remarketing Settlement Date the interest rate on the Debentures (and, accordingly, the Distribution Rate on the Trust Preferred Securities) shall be reset to the rate, determined in accordance with this Article XIII and Section 2 of the Supplemental Indenture pursuant to such Remarketing and the other changes, if any, in the terms of the Debentures and the Trust Preferred Securities as notified by the Sponsor pursuant to Section 13.2, shall become effective in accordance with this Article XIII (or in accordance with the Indenture in the case of the Debentures).

(d)           If a Remarketing other than the Final Remarketing is not Successful:

(i)            no Trust Preferred Securities will be sold in such Remarketing;

(ii)           the interest rate on the Debentures (and, accordingly, the Distribution Rate on the Trust Preferred Securities) will remain unchanged unless and until it is reset pursuant to a subsequent Remarketing in accordance with this Article XIII and Section 2 of the Supplemental Indenture;

(iii)          the other changes, if any, in the terms of the Debentures and the Trust Preferred Securities, as applicable, as notified by the Sponsor pursuant to Section 13.2, shall not become effective (whether pursuant to this Agreement in the case of the Trust Preferred Securities or pursuant to the Indenture in the case of the Debentures); and

(iv)          the Sponsor, the Trust and the Remarketing Agent shall attempt another Remarketing during the next Remarketing Period.

(e)           Upon the occurrence of a Failed Remarketing:

(i)            no Trust Preferred Securities will be sold in such Remarketing and no further attempts at Remarketing shall be made;

(ii)           the interest rate on the Debentures (and, accordingly, the Distribution Rate on the Trust Preferred Securities) will be reset to a quarterly floating rate set forth in Section 2 of the Supplemental Indenture.

(iii)          the other changes, if any, in the terms of the Debentures and the Trust Preferred Securities as notified by the Sponsor pursuant to clauses (a) through (e) of the second sentence of Section 13.2 shall not become effective (whether pursuant to this Agreement in the case of the Trust Preferred Securities or pursuant to the Indenture in the case of the Debentures);

(iv)          the stated maturity date of the Debentures and early redemption date for the Debentures and Trust Preferred Securities will change in accordance with clause (f) of the second sentence of Section 13.2, as applicable;

(v)           in the case of Trust Preferred Securities that are included in Normal MCAPS, such Trust Preferred Securities will be applied in satisfaction of the Holders’ obligations under Stock Purchase Contracts in accordance with the Collateral Agreement; and

(vi)          in the case of Separate Trust Preferred Securities, such Trust Preferred Securities will be returned to the related Holders in accordance with the Collateral Agreement.

SECTION 13.4.                                    Early Remarketing.

If an Early Remarketing Event occurs prior to the Stock Purchase Date, the Remarketing Periods shall be the five Business Day periods commencing on the seventh Business Day prior to the Remarketing Settlement Date (or if any such day is not a business day, the immediately preceding business day) that is at least 30 days after the occurrence of such Early Remarketing Event, and concluding with the earlier to occur of the fifth such date and a Successful Remarketing, and if the Remarketing conducted on such date is not Successful, it shall be a Failed Remarketing and the Stock Purchase Date shall be the next succeeding Remarketing Settlement Date  (or if such day is not a Business Day, the next Business Day).

SECTION 13.5.                                    Remarketing Procedures.

(a)           The Sponsor will give notice to the Property Trustee of a Remarketing at least 28 days prior to the first day of the related Remarketing Period. Upon written instruction of the Sponsor, the Property Trustee will give holders of MCAPS or Trust Preferred Securities, and will request that the Depositary give to its participants holding MCAPS or Trust Preferred Securities, and the Stock Purchase Contract Agreement provides that the Stock Purchase Agent will give Holders (as defined therein) of MCAPS, notice of a Remarketing at least 21 calendar days prior to the first day of the related Remarketing Period. Such notices will set forth:

(i)            the beginning and ending dates of the Remarketing Period and the applicable Remarketing Settlement Date and Stock Purchase Date in the event the Remarketing is successful;

(ii)           the applicable distribution dates and record dates for cash distributions on the Debentures  (and accordingly, on the Trust Preferred Securities) the applicable reference rate if the company is electing a floating rate an any changes in the method of computation of the amount of distributions;

(iii)          any change to the stated maturity date of the Debentures and, if applicable, the date on and after which the Company will have the right to redeem the Debentures (which is subject to Section 2 of the Supplemental Indenture);

(iv)          whether, in connection with an Early Remarketing that is not the first scheduled Remarketing, or any other Remarketing after a Remarketing that is not successful during the first scheduled Remarketing Period, whether the Company’s obligations under the Debentures and the Guarantee Agreement will remain subordinated to Senior Debt (as defined in the Supplemental Indenture) after the Remarketing Settlement Date;

(v)           any other changes in the terms of the Debentures or the Trust Preferred Securities notified by the Sponsor in connection with such Remarketing pursuant to Section 13.2 (including on a Final Remarketing that is a Failed Remarketing, any change in the stated maturity date of the Debentures and, if applicable, the date on or after which the Sponsor will have the right to redeem the Debentures (resulting in a redemption by the Trust of the Trust Preferred Securities), which is subject to Section 8.2);

(vi)          the procedures a beneficial owner must follow if it holds its Trust Preferred Securities as a component of Normal MCAPS to elect not to participate in the Remarketing and the date by which such election must be made; and

(vii)         the procedures a beneficial owner must follow if it holds Separate Trust Preferred Securities to elect to participate in the Remarketing and the date by which such election must be made;

(b)           On any Remarketing Date, all outstanding Trust Preferred Securities included in Normal MCAPS will be tendered or deemed tendered to the Remarketing Agent for Remarketing unless the Holder thereof elects not to participate in the Remarketing. Each Holder of Trust Preferred Securities included in Normal MCAPS, by purchasing such Normal MCAPS agrees to have such Trust Preferred Securities remarketed on any Remarketing Date (unless such Holder elects not to participate in the Remarketing as provided herein) and authorizes the Remarketing Agent to take any and all action on its behalf necessary to effect the Remarketing. On any Remarketing Date, each Holder of Trust Preferred Securities included in Normal MCAPS will have the right to elect not to have its Trust Preferred Securities remarketed by giving notice and taking the other actions provided for in Section 5 of the Collateral Agreement.

(c)           Each Holder of Separate Trust Preferred Securities may elect to have such Holder’s Separate Trust Preferred Securities remarketed in any Remarketing. A Holder making such an election must, pursuant to the Collateral Agreement, notify the Collateral Agent and deliver such Separate Trust Preferred Securities to the Collateral Agent on or prior to 5:00 P.M., New York City time, on or prior to the second Business Day immediately preceding the beginning of any Remarketing Period (but no earlier than the Distribution Date immediately preceding the applicable Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate or the Reset Spread, as applicable, is established in the Remarketing or any other condition. Any such notice and delivery may be withdrawn on or prior to 5:00 P.M., New York City time, on the second Business Day immediately preceding the beginning of any Remarketing Period in accordance with the provisions set forth in the Collateral Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to Section 5.7(c) of the Collateral Agreement, promptly after 11:00 A.M., New York City time, on the first Business

Day immediately preceding the beginning of any Remarketing Period, the Collateral Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the liquidation amount of Separate Trust Preferred Securities to be tendered for Remarketing and shall cause such Separate Trust Preferred Securities to be presented to the Remarketing Agent.

(d)           If the Remarketing on a Remarketing Date is Successful, then the Remarketing Agent shall deduct the Remarketing Fee to which it is entitled as provided in Section 13.1 and the related Remarketing Agreement from the proceeds of such Remarketing and remit the remaining proceeds to the Property Trustee in accordance with Section 13.1(a)(iii) for application as provided therein.

(e)           If by 4:00 P.M., New York City time, on any Business Day during a Remarketing Period the Remarketing Agent has found buyers for all of the Trust Preferred Securities offered in the Remarketing in accordance with this Article XIII, a “Successful” Remarketing shall be deemed to have occurred. In the event of a Successful Remarketing, the Sponsor shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was Successful and specifying the Reset Rate or Reset Spread and shall post such information on its website on the World Wide Web.

(f)            If, by 4:00 P.M., New York City time, on the last day of any Remarketing Period the Remarketing Agent is unable to find buyers for all of the Trust Preferred Securities offered in such Remarketing, including any Remarketing that would qualify as a Final Remarketing, in accordance with this Article XIII, an “Unsuccessful” Remarketing shall be deemed to have occurred. In the event of an Unsuccessful Remarketing, the Sponsor shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was an Unsuccessful Remarketing, and publish such information on its website on the World Wide Web.

(g)           If on any Business Day during a Remarketing Period other than the last day thereof the Sponsor has determined to postpone the Remarketing until the next Business Day, the Sponsor shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing has been postponed and shall post such information on its website on the World Wide Web.

(h)           The right of each Holder (whether of Separate Trust Preferred Securities or of Trust Preferred Securities included in Normal MCAPS) to have its Trust Preferred Securities remarketed and sold in connection with any Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the Trust Preferred Securities offered in the Remarketing in accordance with this Article XIII and the Remarketing Agreement, and (iii) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(i)            Neither the Property Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Trust Preferred Securities for remarketing.

ARTICLE XIV

OTHER MCAPS RELATED PROVISIONS

SECTION 14.1.                                    Agreed Tax Treatment.

Each Holder of Trust Preferred Securities agrees, by acceptance of Trust Preferred Securities, and each Owner agrees, by acceptance of a beneficial interest in Trust Preferred Securities, to treat for all U.S. federal income tax purposes (i) the Trust as one or more grantor trusts or agency arrangements, (ii) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Trust Preferred Securities or treasury securities pledged under the Collateral Agreement, as the case may be, (iii) the Debentures as indebtedness of the Sponsor, and (iii) the fair market value of each $1,000 liquidation amount of the Trust Preferred Securities included in Normal MCAPS as $1,000 and the fair market value of each Stock Purchase Contract as $0.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.                                    Notices.

All notices provided for in this Declaration of Trust shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a)           if given to the Trust, in care of the Regular Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Trust Securities):

c/o Lehman Brothers Holdings Inc.

745 Seventh Avenue
New York, New York 10019
Attention: Corporate Counsel

Facsimile:  (212) 526-0339

(b)           if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):

U.S. Bank Trust National Association
300 Delaware Avenue
9th Floor, EX-AE-WDAW
Wilmington, Delaware 19801
Attention:  Corporate Trust Services
Facsimile:  (302) 576-3717

(c)           if given to the Property Trustee, at its Corporate Trust Office to the attention of Earl Dennison (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities and the other Trustee)

(d)           if given to the Holder of the Trust Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Trust Common Securities may give notice of to the Trust):

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Corporate Counsel
Facsimile:  (212) 526-0339

(e)           if given to any other Holder, at the address set forth on the books and records of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2.                                    Governing Law.

This Declaration of Trust and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 15.3.                                    Headings.

Headings contained in this Declaration of Trust are inserted for convenience of reference only and do not affect the interpretation of this Declaration of Trust or any provision hereof.

SECTION 15.4.                                    Successors and Assigns.

Whenever in this Declaration of Trust any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration of Trust by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.5.                                    Partial Enforceability.

If any provision of this Declaration of Trust, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration of Trust, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.6.                                    Counterparts.

This Declaration of Trust may contain more than one counterpart of the signature page and this Declaration of Trust may be executed by the affixing of the signature of each of the Trustees and a duly Authorized Officer of the Sponsor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one and they shall have the same force and effect as though all of the signers had signed a single signature page.

IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.

/s/ BARRETT S. DIPAOLO
Barrett S. DiPaolo, as Regular Trustee

/s/ ANDREW YEUNG
Andrew Yeung, as Regular Trustee

/s/ JAMES KILLERLANE
James Killerlane, as Regular Trustee

U.S. Bank Trust National Association,
as Delaware Trustee

By:	/s/ EARL DENNISON
Name:
Title:

U.S. Bank National Association,
as Property Trustee

By:	/s/ EARL DENNISON
Name:
Title:

Lehman Brothers Holdings Inc.,
as Sponsor

By:	/s/ BARRETT S. DIPAOLO
Name: Barrett S. DiPaolo
Title: Vice President

EXHIBIT A-1

FORM OF GLOBAL TRUST PREFERRED SECURITY CERTIFICATE

[Intentionally left blank]

PS-[    ]

CUSIP No. 52521KAA4

Certificate Evidencing Trust Preferred Securities

of

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

$

Trust Preferred Securities
(Liquidation Amount $1,000 per Trust Preferred Security)

THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION OF TRUST HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC.  THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST.  UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

A1 - 2

IN WITNESS WHEREOF, the Trust has executed this certificate this 17th day of May, 2007.

LEHMAN BROTHERS HOLDINGS CAPITAL
TRUST VIII

Name:

(See reverse for additional terms)

A1 - 3

CERTIFICATE OF AUTHENTICATION

This is the Trust Preferred Security described in the within-mentioned Declaration of Trust.

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Authorized Officer

A1 - 4

[FORM OF REVERSE OF SECURITY]

Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at such times and in such amounts as the Trust receives cash payments from the Company on the Debentures or the Guarantee.  Distributions on the Trust Preferred Securities shall be payable only to the extent that the Trust has funds available for the payment of such distributions in the Property Account.  If and to the extent that the Company makes an interest payment on the Debentures held by the Property Trustee or a payment under the Guarantee, the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution of such amounts to Holders; provided, however, that if on any date on which amounts are payable on distribution or redemption an Indenture Event of Default shall have occurred and be continuing, no payment of any Redemption Price of any of the Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all Distributions on all of the outstanding Trust Preferred Securities for all quarterly distribution periods terminating on or prior thereto, or, in the case of amounts payable on redemption, the full amount of the Redemption Price for all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

Except as otherwise described herein, distributions on the Trust Preferred Securities shall be cumulative, shall accumulate from the date of initial issuance and shall be payable quarterly in arrears, on February 28, May 31, August 31 and November 30 of each year, commencing on August 31, 2007, or such other dates as may be specified by the Trust following a Remarketing, if, as and when available for payment by the Property Trustee. If the Trust Preferred Securities are in book-entry only form, distributions shall be payable to the Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which shall be determined by the Regular Trustees and shall at be at least one Business Day prior to the relevant payment dates.  If the Trust Preferred Securities are issued in definitive form, or if issued in book-entry form, do not remain in book-entry only form, the relevant record dates shall be the date determined by the Regular Trustees and shall be at least one Business Day before the relevant payment dates. If distributions are not paid when scheduled, the accumulated distributions will be paid to the Holders of Trust Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.  In the event that any date on which distributions are payable is not a New York or London Business Day, payment of such distribution shall be made on the next succeeding day which is a New York and London Business Day unless such day falls in the next calendar month in which case the Interest Payment Date will be the immediately preceding New York and London Business Day.  Payments of accumulated distributions shall be payable to Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.

A1 - 5

The Trust Preferred Securities shall be redeemable as provided in the Declaration of Trust.

The Holder of this Trust Preferred Security, by its acceptance hereof, agrees that the arrangement created by the Declaration of Trust shall be treated as a grantor trust for federal income tax purposes and to take no action inconsistent with the treatment of the Trust Preferred Securities as undivided beneficial interest in the assets of the Trust.

A1 - 6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

                                                                                                                                                              agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

A1 - 7

EXHIBIT A-2

FORM OF TRUST PREFERRED SECURITY CERTIFICATE

[Intentionally left blank]

PS-[    ]

Certificate Evidencing Trust Preferred Securities

of

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

$

Trust Preferred Securities
(Liquidation Amount $1,000 per Trust Preferred Security)

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that U.S. Bank National Association, in its capacity as Stock purchase Contract Agent (the “Holder”) under that certain Stock Purchase Contract Agreement dated as of May 17, 2007 between Lehman Brothers Holdings Inc. and U.S. Bank National Association, is the registered owner of TWO HUNDRED AND FIFTY THOUSAND (250,000) Trust Preferred Securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the Trust Preferred Securities (liquidation amount $1,000 per security) (the “Trust Preferred Securities”). The Trust Preferred Securities shall mature on June 1, 2043.  The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Declaration of Trust dated as of May 17, 2007, as the same may be amended from time to time (the “Declaration of Trust”). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration of Trust. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein.  Each Holder of a Trust Preferred Security, by acceptance of this Certificate, agrees to treat the Debentures as indebtedness for United States federal income tax purposes. The Sponsor shall provide a copy of the Declaration of Trust and the Trust Common Securities Guarantee to a Holder without charge upon written request to the Sponsor at its principal place of business. THE TRUST PREFERRED SECURITIES ARE TRANSFERABLE ON THE BOOKS AND RECORDS OF THE TRUST ONLY IN ACCORDANCE WITH THE TERMS OF THE DECLARATION.

Upon receipt of this certificate, the Sponsor is bound by the Declaration of Trust and is entitled to the benefits thereunder.

2

IN WITNESS WHEREOF, the Trust has executed this certificate this 17th day of May, 2007.

LEHMAN BROTHERS HOLDINGS CAPITAL
TRUST VIII

Name:

(See reverse for additional terms)

3

CERTIFICATE OF AUTHENTICATION

This is the Trust Preferred Security described in the within-mentioned Declaration of Trust.

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Authorized Officer

4

[FORM OF REVERSE OF SECURITY]

Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at such times and in such amounts as the Trust receives cash payments from the Company on the Debentures or the Guarantee.  Distributions on the Trust Preferred Securities shall be payable only to the extent that the Trust has funds available for the payment of such distributions in the Property Account.  If and to the extent that the Company makes an interest payment on the Debentures held by the Property Trustee or a payment under the Guarantee, the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution of such amounts to Holders; provided, however, that if on any date on which amounts are payable on distribution or redemption an Indenture Event of Default shall have occurred and be continuing, no payment of any Redemption Price of any of the Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all Distributions on all of the outstanding Trust Preferred Securities for all quarterly distribution periods terminating on or prior thereto, or, in the case of amounts payable on redemption, the full amount of the Redemption Price for all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

Except as otherwise described herein, distributions on the Trust Preferred Securities shall be cumulative, shall accumulate from the date of initial issuance and shall be payable quarterly in arrears, on February 38, May 31, August 31 and November 30 of each year, commencing on August 31, 2007, or such other dates as may be specified by the Trust following a Remarketing, if, as and when available for payment by the Property Trustee. If the Trust Preferred Securities are in book-entry only form, distributions shall be payable to the Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which shall be determined by the Regular Trustees and shall at be at least one Business Day prior to the relevant payment dates.  If the Trust Preferred Securities are issued in definitive form, or if issued in book-entry form, do not remain in book-entry only form, the relevant record dates shall be the date determined by the Regular Trustees and shall be at least one Business Day before the relevant payment dates. If distributions are not paid when scheduled, the accumulated distributions will be paid to the Holders of Trust Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.  In the event that any date on which distributions are payable is not a New York or London Business Day, payment of such distribution shall be made on the next succeeding day which is a New York and London Business Day unless such day falls in the next calendar month in which case the Interest Payment Date will be the immediately preceding New York or London Business Day.  Payments of accumulated distributions shall be payable to Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.

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The Trust Preferred Securities shall be redeemable as provided in the Declaration of Trust.

The Holder of this Trust Preferred Security, by its acceptance hereof, agrees that the arrangement created by the Declaration of Trust shall be treated as a grantor trust for federal income tax purposes and to take no action inconsistent with the treatment of the Trust Preferred Securities as undivided beneficial interest in the assets of the Trust.

6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

                                                                                                                                                                       agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

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EXHIBIT A-3

FORM OF TRUST COMMON SECURITY CERTIFICATE

[Intentionally left blank]

CS-1

Certificate Evidencing Trust Common Securities

of

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

$1,000

Trust Common Securities
(Liquidation Amount $1,000 per Trust Common Security)

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Lehman Brothers Holdings Inc., a Delaware corporation (the “Holder”) is the registered owner of ONE (1) Trust Common Security of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the Trust Common Securities (liquidation amount $1,000 per security) (the “Trust Common Securities”). The Trust Securities shall mature on June 1, 2043.  The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Declaration of Trust dated as of May 17, 2007, as the same may be amended from time to time (the “Declaration of Trust”). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration of Trust. The Holder is entitled to the benefits of the Trust Common Securities Guarantee to the extent provided therein.  Each Holder of a Trust Common Security, by acceptance of this Certificate, agrees to treat the Debentures as indebtedness for United States federal income tax purposes. The Sponsor shall provide a copy of the Declaration of Trust and the Trust Common Securities Guarantee to a Holder without charge upon written request to the Sponsor at its principal place of business. THE TRUST COMMON SECURITIES ARE TRANSFERABLE ON THE BOOKS AND RECORDS OF THE TRUST ONLY IN ACCORDANCE WITH THE TERMS OF THE DECLARATION.

Upon receipt of this certificate, the Sponsor is bound by the Declaration of Trust and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the Trust has executed this certificate this 17th day of May, 2007.

LEHMAN BROTHERS HOLDINGS CAPITAL
TRUST VIII

Name:

(See reverse for additional terms)

CERTIFICATE OF AUTHENTICATION

This is the Trust Common Security described in the within-mentioned Declaration of Trust.

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Authorized Officer

[FORM OF REVERSE OF SECURITY]

Holders of Trust Common Securities shall be entitled to receive cumulative cash distributions at such times and in such amounts as the Trust receives cash payments from the Company on the Debentures or the Guarantee.  Distributions on the Trust Common Securities shall be payable only to the extent that the Trust has funds available for the payment of such distributions in the Property Account.  If and to the extent that the Company makes a interest payment on the Debentures held by the Property Trustee or a payment under the Guarantee, the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution of such amounts to Holders; provided, however, that if on any date on which amounts are payable on distribution or redemption an Indenture Event of Default shall have occurred and be continuing, no payment of any Redemption Price of any of the Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all Distributions on all of the outstanding Trust Preferred Securities for all quarterly distribution periods terminating on or prior thereto, or, in the case of amounts payable on redemption, the full amount of the Redemption Price for all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

Except as otherwise described herein, distributions on the Trust Common Securities shall be cumulative, shall accumulate from the date of initial issuance and shall be payable quarterly in arrears, on February 28, May 31, August 31 and November 30 of each year, commencing on August 31, 2007, or such other dates as may be specified by the Trust following a Remarketing, if, as and when available for payment by the Property Trustee.  Distributions shall be payable to the Holders of record of Trust Common Securities as they appear on the books and records of the Trust on the relevant record dates, which shall be one Business Day prior to the relevant payment dates. If distributions are not paid when scheduled, the accumulated distributions will be paid to the Holders of Trust Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment date for the Trust Securities that corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.  In the event that any date on which distributions are payable is not a New York or London Business Day, payment of such distribution shall be made on the next succeeding day which is a New York and London Business Day unless such day falls in the next calendar month in which case the Interest Payment Date will be the immediately preceding New York and London Business Day.  Payments of accumulated distributions shall be payable to Holders of record of Trust Common Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Common Securities which corresponds to the payment date fixed by the Company with respect to the payment of cumulative interest payments on the Debentures.

The Trust Common Securities shall be redeemable as provided in the Declaration of Trust.

The Holder of this Trust Common Security, by its acceptance hereof, agrees that the arrangement created by the Declaration of Trust shall be treated as a grantor trust for federal income tax purposes and to take no action inconsistent with the treatment of the Trust Common Securities as undivided beneficial interest in the assets of the Trust.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

                                                                                                                                                                              agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Common Security Certificate)